Exhibit 2.1

REORGANIZATION AGREEMENT

between

FIDELITY NATIONAL FINANCIAL, INC.

and

CANNAE HOLDINGS, INC.

Dated as of November 17, 2017

i

7.6	Binding Effect; Assignment	21
7.7	Governing Law; Jurisdiction; Waiver of Jury Trial	21
7.8	Severability	22
7.9	Amendments; Waivers	22
7.10	No Strict Construction; Interpretation	22
7.11	Conflicts with Tax Matters Agreement	23
7.12	Headings	23
7.13	Counterparts	23

EXHIBIT A — Form of Amended and Restated Charter of Splitco

EXHIBIT B — Form of Amended and Restated Bylaws of Splitco

EXHIBIT C — Form of Corporate Services Agreement

EXHIBIT D — Form of Registration Rights Agreement

EXHIBIT E — Form of Tax Matters Agreement

EXHIBIT F — Form of Voting Agreement

ii

REORGANIZATION AGREEMENT

This REORGANIZATION AGREEMENT (together with all Exhibits hereto, this “Agreement”), dated as of November 17, 2017, is entered into by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“FNF”), and CANNAE HOLDINGS, INC., a Delaware corporation (“Splitco”). Certain capitalized terms used herein have the meanings ascribed thereto in Section 7.1.

RECITALS:

WHEREAS, Splitco is, and prior to the Redemption (as defined below) will be, a wholly owned Subsidiary of FNF;

WHEREAS, the FNF Board has determined that it is appropriate and in the best interests of FNF and its stockholders to reorganize its assets and liabilities by means of the Split-Off (as defined below) of Splitco, the assets and liabilities of which would consist of the assets and liabilities that are attributable to the FNFV Group (as defined in the FNF Charter);

WHEREAS, the applicable parties thereto have agreed to enter into certain transactions contemplated by this Agreement, including the Contribution (as defined below) and the redemption (the “Redemption”) of 100% of FNF’s class of common stock designated FNFV Group Common Stock, par value $0.0001 per share (“FNFV Common Stock”), for stock of Splitco, subject to the conditions described herein;

WHEREAS, the transactions contemplated by this Agreement, including the Contribution and the Redemption, have been approved by the FNF Board and, to the extent applicable, the Splitco Board, and are motivated in whole or substantial part by certain substantial corporate business purposes of FNF and Splitco;

WHEREAS, the transactions contemplated by this Agreement, including the Contribution and the Redemption (together, the “Split-Off”) are intended to qualify under, among other provisions, Sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and are expected to accomplish certain corporate business purposes of FNF and Splitco (which corporate business purposes are substantially unrelated to U.S. federal tax matters);

WHEREAS, this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder; and

WHEREAS, the parties wish to set forth in this Agreement the terms on which, and the conditions subject to which, they intend to implement the measures referred to above and elsewhere herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties to this Agreement hereby agree as follows:

ARTICLE I
REORGANIZATION AND DISTRIBUTION

1.1                               Contribution; Transfer of Splitco Assets and Splitco Business; Assumption of Splitco Liabilities.

On the terms and subject to the conditions of this Agreement, and in furtherance of the Contribution (as defined below) and the Split-Off:

(a)                                 The parties have taken or will take, and have caused or will cause their respective Subsidiaries to take, by no later than immediately before the Effective Time (as defined below), all actions that are necessary or appropriate to implement and accomplish the contribution of all of FNF’s interests in Fidelity National Financial Ventures, LLC to Splitco in exchange for shares of Splitco Common Stock (the contribution and all the transactions contemplated thereby, collectively, the “Contribution”).

The Contribution and the Redemption are intended to be part of the same plan of reorganization, even though there may be delays between the completion of certain of the transactions.

(b)                                 FNF, by no later than immediately before the Effective Time, shall cause all of its (or its Subsidiaries’) rights, title and interest in and to all of the Splitco Assets and Splitco Business to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to Splitco, and Splitco agrees to accept or cause to be accepted all such rights, title and interest in and to all the Splitco Assets and Splitco Business. All Splitco Assets are being transferred on an “as is, where is” basis, without any warranty whatsoever on the part of FNF.

(c)                                  FNF, by no later than immediately before the Effective Time, shall cause all of the Splitco Liabilities to be assigned, directly or indirectly, to or to be incurred by, Splitco or its Subsidiaries, and Splitco agrees to accept, assume, perform, discharge and fulfill all of the Splitco Liabilities in accordance with their respective terms.

(d)                                 Upon completion of the transactions contemplated by Section 1.1(a) — (c) above: (i) Splitco will own, directly or indirectly, the Splitco Business and the Splitco Assets and be subject to the Splitco Liabilities; and (ii) FNF will continue to own, directly or indirectly, the FNF Retained Businesses and the FNF Retained Assets and continue to be subject to the FNF Retained Liabilities.

1.2                               Third Party Consents and Government Approvals.  To the extent that either the Contribution or the Redemption requires a consent of any third party or a Governmental Authorization, the parties will use commercially reasonable efforts to obtain each such consent and Governmental Authorization at or prior to the time such consent or Governmental Authorization is required in order to lawfully effect the Contribution and the Redemption.

1.3                               Further Actions.  From and after the Redemption Date, upon the reasonable request of a party hereto, each other party hereto will promptly take, or cause its wholly owned Subsidiaries to promptly take and will use reasonable best efforts to cause its non-wholly owned

2

subsidiaries, joint ventures owned (either of record or beneficially) by such party or a Subsidiary of such party and any entity in which such party or a Subsidiary of such party owns a minority investment (either of record or beneficially) to take, all commercially reasonable actions necessary or appropriate to fully accomplish the Contribution and the Redemption and to give effect to the transactions provided for in this Agreement in accordance with the purposes hereof.

1.4                               Reorganization and Redemption Documents.  All documents and instruments used to effect the Contribution and the Redemption and otherwise to comply with this Agreement shall be in form satisfactory to FNF, Splitco and any additional signatories thereto, as applicable.

1.5                               Qualification as Reorganization.  For U.S. federal income tax purposes, (a) each step of the Contribution and Redemption is generally intended to be undertaken in a manner so that no gain or loss is recognized by FNF, Splitco or their respective Subsidiaries, and (b) the Contribution and the Redemption are intended to qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and a distribution to which Sections 355 and 361 of the Code applies, respectively.

1.6                               Plan of Reorganization.  For U.S. federal income tax purposes, this Agreement will constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE II
REDEMPTION

2.1                               The Redemption.

(a)                                 The FNF Board will have the authority (i) to (A) effect the Redemption, subject to the conditions set forth in Section 2.2, or (B) terminate the Redemption at any time prior to the Effective Time, (ii) to establish or change the record date for the meeting of stockholders (the “Stockholder Meeting”) at which the holders of record of FNFV Common Stock will be asked to vote on the Redemption in accordance with Article IV, Section A.2.(a)(iii)(B) of the FNF Charter, (iii) to establish or change the date of the Stockholder Meeting, (iv) to establish or change the date (the “Redemption Date”) and time (the “Effective Time”) at which the Redemption will be effective and (v) prior to the Effective Time, to establish or change the procedures for effecting the Redemption, subject to, in all cases, any applicable provisions of the DGCL and the FNF Charter.

(b)                                 On the Redemption Date, subject to the satisfaction or waiver, as applicable, of the conditions to the Redemption set forth in Section 2.2, FNF will redeem each outstanding share of FNFV Common Stock for one (1) share of Splitco’s common stock, par value $0.0001 per share (“Splitco Common Stock”).  In connection with the Contribution, Splitco will issue to FNF the applicable number of shares of Splitco Common Stock necessary to effect the Redemption on the Redemption Date.

(c)                                  No fractional shares of FNFV Common Stock will be retained by holders of FNFV Common Stock and no fractional share of Splitco Common Stock will be distributed, in

3

each case, in connection with the Redemption.  If any record holder of FNFV Common Stock otherwise would be entitled to retain a fractional share of FNFV Common Stock or receive a fractional share of Splitco Common Stock in the Redemption, such record holder will instead receive cash in an amount based on the aggregation and sale of all fractional shares by the Redemption Agent at prevailing market prices on behalf of such holders.  Any amounts payable in lieu of fractional shares pursuant to this Section 2.1(c) will be payable from the proceeds of the aggregation and sale of fractional shares by the Redemption Agent as soon as practicable after the Split-Off is completed.

(d)                                 FNF will provide notice of the Effective Time and Redemption Date to holders of FNFV Common Stock in accordance with the requirements of Article IV, Section A.2.(f)(iv)(c) of the FNF Charter.

(e)                                  FNF will take all such action as may be necessary or appropriate under state and foreign securities and “blue sky” laws to permit the Redemption to be effected in compliance, in all material respects, with such laws.

(f)                                   Promptly following the Effective Time, FNF will cause the Redemption Agent (i) to exchange the applicable number of shares of FNFV Common Stock held in book-entry form as of the Effective Time for the applicable number of shares of Splitco Common Stock, and (ii) to mail to the holders of record of certificated shares of FNFV Common Stock as of the Redemption Date a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the redeemed shares of FNFV Common Stock will pass, only upon proper delivery of the certificates representing such shares to the Redemption Agent) with instructions for use in effecting the surrender of the redeemed shares of FNFV Common Stock.

(g)                                  Shares of Splitco Common Stock that are exchanged in the Redemption for shares of FNFV Common Stock will be deemed to have been issued as of the Effective Time; provided, that until the surrender of any certificate representing redeemed shares of FNFV Common Stock for shares of Splitco Common Stock, Splitco may withhold and accumulate any dividends or distributions which become payable with respect to such shares of Splitco Common Stock pending the surrender of such certificate.

2.2                               Conditions to the Redemption.  The obligation of FNF to effect the Redemption is subject to the following conditions:

(a)                                 a proposal to approve the Redemption shall have been approved by a majority of the aggregate voting power of the shares of FNFV Common Stock that are present, in person or by proxy, and entitled to vote at the Stockholder Meeting or any adjournment or postponement thereof, voting together as a single class;

(b)                                 FNF having received a tax opinion from Deloitte Tax LLP dated as of the Closing Date, in form and substance reasonably acceptable to FNF, substantially to the effect that the Contribution and the Redemption should qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Code and a distribution to which Sections 355 and 361 of the Code applies, respectively. In rendering such opinion, such tax advisor shall be entitled to

4

rely upon customary assumptions and certificates of officers of FNF, Splitco or their respective Subsidiaries;

(c)                                  (i) the Registration Statement shall be effective and (ii) the registration of the Splitco Common Stock under Section 12(b) of the Exchange Act shall be effective;

(d)                                 the Splitco Common Stock shall have been approved for listing on The New York Stock Exchange; and

(e)                                  any other regulatory or contractual approvals that the Board (or a committee of the Board) determines to obtain shall have been so obtained and be in full force and effect.

The foregoing conditions are for the sole benefit of FNF and shall not in any way limit FNF’s right to amend, modify or terminate this Agreement in accordance with Section 6.1.  Any of the foregoing conditions set forth in Section 2.2(e) may be waived by the FNF Board and any determination made by the FNF Board prior to the Redemption concerning the satisfaction or waiver of any condition set forth in this Section 2.2 shall be final and conclusive.

2.3                               Treatment of Outstanding FNFV Restricted Stock Awards.  Shares of FNFV Common Stock subject to vesting and transfer restrictions (the “FNFV Restricted Shares”) shall be redeemed pursuant to Section 2.1(b) for shares of Splitco Common Stock that shall continue to have and be subject to the same terms and conditions as were applicable to such FNFV Restricted Shares immediately before the Redemption Date (including vesting and transfer restrictions).

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Parties.  Each party hereto represents and warrants to the other as follows:

(a)                                 Organization and Qualification.  Such party is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has all requisite corporate power and authority to own, use, lease or operate its properties and assets, and to conduct the business heretofore conducted by it, and is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned, used, leased or operated by it or the nature of the business conducted by it requires such qualification, except in such jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on its business, financial condition or results of operations or its ability to perform its obligations under this Agreement.

(b)                                 Authorization and Validity of Agreement.  Such party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the agreements and instruments to which it is to be a party required to effect the Contribution (the “Contribution Agreements”) and the agreements to be delivered by it at the Closing pursuant to Section 5.3 (the “Other Agreements”). The execution, delivery and performance by such party of

5

this Agreement, the Contribution Agreements and the Other Agreements and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors, managing members or analogous governing body of such party and, to the extent required by Law, its stockholders or members, and no other corporate or other action on its part is necessary to authorize the execution and delivery by such party of this Agreement, the Contribution Agreements and the Other Agreements, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby.  This Agreement has been, and each of the Contribution Agreements and each of the Other Agreements, when executed and delivered, will be, duly executed and delivered by such party and each is, or will be, a valid and binding obligation of such party, enforceable in accordance with its terms.

3.2                               No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance by such party of this Agreement, the Contribution Agreements and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of its assets pursuant to the terms of, the charter or bylaws (or similar formation or governance instruments) of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its assets are bound, or any law, rule, regulation, or Order of any court or Governmental Authority having jurisdiction over it or its properties.

3.3                               No Other Reliance. In determining to enter into this Agreement, the Contribution Agreements and the Other Agreements, and to consummate the transactions contemplated hereby and thereby, such party has not relied on any representation, warranty, promise or agreement other than those expressly contained herein or therein, and no other representation, warranty, promise or agreement has been made or will be implied. Except as otherwise expressly set forth herein or in the Contribution Agreements or the Other Agreements, all Splitco Assets and the Splitco Business are being transferred on an “as is, where is” basis, at the risk of the transferee, without any warranty whatsoever on the part of the transferor and from and after the Effective Time.

ARTICLE IV
COVENANTS

4.1                               Indemnification.

(a)                                 Splitco hereby covenants and agrees, on the terms and subject to the limitations set forth in this Article IV, from and after the Closing, to indemnify and hold harmless FNF, its Subsidiaries and their respective current and former directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (the “FNF Indemnified Parties”) from and against any Losses incurred by the FNF Indemnified Parties (in their capacities as such) to the extent arising out of or resulting from any of the following:

6

(i)                                     the conduct of the Splitco Business (whether before or after the Closing);

(ii)                                  the Splitco Assets (whether incurred before or after the Closing);

(iii)                               the Splitco Liabilities (whether incurred before or after the Closing); or

(iv)                              any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of Splitco or any of its Subsidiaries under this Agreement, any Contribution Agreement or any Other Agreement.

(b)                                 FNF hereby covenants and agrees, on the terms and subject to the limitations set forth in this Article IV, from and after the Closing, to indemnify and hold harmless Splitco, its wholly owned Subsidiaries and their respective current and former directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (the “Splitco Indemnified Parties”) from and against any Losses incurred by the Splitco Indemnified Parties (in their capacities as such) to the extent arising out of or resulting from:

(i)                                     the conduct of the FNF Retained Businesses (whether before or after the Closing);

(ii)                                  the FNF Retained Assets (whether incurred before or after the Closing);

(iii)                               the FNF Retained Liabilities (whether incurred before or after the Closing); or

(iv)                              any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of FNF or any of its Subsidiaries (other than the Splitco Entities) under this Agreement, any Contribution Agreement or any Other Agreement.

(c)                                  The indemnification provisions set forth in Section 4.1(a) and (b) shall not apply to (i) any Losses incurred by any Splitco Entity pursuant to any contractual obligation (other than this Agreement, the Contribution Agreements or the Other Agreements), existing on or after the Closing Date between (A) FNF or any of its Subsidiaries or Affiliates, on the one hand, and (B) Splitco or any of its Subsidiaries or Affiliates, on the other hand, and (ii) any Losses incurred by any FNF Entity pursuant to any contractual obligation (other than this Agreement, the Contribution Agreements or the Other Agreements) existing on or after the Closing Date between (A) FNF or any of its Subsidiaries or Affiliates, on the one hand, and (B) Splitco or any of its Subsidiaries or Affiliates, on the other hand.

(d)                                 (i)                                     In connection with any indemnification provided for in this Section 4.1, the party seeking indemnification (the “Indemnitee”) will give the party from which indemnification is sought (the “Indemnitor”) prompt notice whenever it comes to the attention of

7

the Indemnitee that the Indemnitee has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under this Section 4.1, and, if and when known, the facts constituting the basis for such claim and the projected amount of such Losses (which shall not be conclusive as to the amount of such Losses, in each case, in reasonable detail, to the extent known), whether or not involving a Third-Party Claim (as defined below).  Without limiting the generality of the foregoing, in the case of any Action commenced by a third party for which indemnification is being sought (a “Third-Party Claim”), such notice will be given no later than ten (10) Business Days following receipt by the Indemnitee of written notice of such Third-Party Claim.  Failure by any Indemnitee to so notify the applicable Indemnitor will not affect the rights of such Indemnitee under this Agreement except solely to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnitor with respect to such Third Party Claim. The Indemnitee will thereafter deliver to the Indemnitor as promptly as practicable, and in any event within ten (10) Business Days after Indemnitee’s receipt, copies of all notices, court papers and other documents received by the Indemnitee relating to such Third-Party Claim.

(ii)                                  After receipt of a notice pursuant to Section 4.1(d)(i) with respect to any Third-Party Claim, the Indemnitor will be entitled, if it so elects, to take control of the defense and investigation with respect to such Third-Party Claim and to employ and engage attorneys reasonably satisfactory to the Indemnitee to handle and defend such claim, at the Indemnitor’s cost, risk and expense, upon written notice to the Indemnitee of such election.  The Indemnitor will not settle any Third-Party Claim that is the subject of indemnification without the written consent of the Indemnitee, which consent will not be unreasonably withheld, conditioned or delayed;

provided, however, that, after reasonable notice, the Indemnitor may settle a claim without the Indemnitee’s consent if such settlement (A) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitee, (B) includes a complete release of the Indemnitee and (C) does not seek any relief against the Indemnitee other than the payment of money damages to be borne by the Indemnitor.  The Indemnitee will cooperate in all reasonable respects with the Indemnitor and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnitee’s name of appropriate cross-claims and counterclaims).  The Indemnitee may, at its own cost, participate in any investigation, trial and defense of any Third-Party Claim controlled by the Indemnitor and any appeal arising therefrom, including participating in the process with respect to the potential settlement or compromise thereof.  If the Indemnitee has been advised by its counsel that there may be one or more legal defenses available to the Indemnitee that conflict with those available to, or that are not available to, the Indemnitor (“Separate Legal Defenses”), or that there may be actual or potential differing or conflicting interests between the Indemnitor and the Indemnitee in the conduct of the defense of such Third-Party Claim, the Indemnitee will have the right, at the expense of the Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend such Third-Party Claim; provided, that, if such Third-Party Claim can be reasonably separated between those portion(s) for which Separate Legal Defenses are available (“Separable Claims”) and those for which no Separate Legal Defenses are available, the Indemnitee will instead have the right, at the expense of the

8

Indemnitor, to engage separate counsel reasonably acceptable to the Indemnitor to handle and defend the Separable Claims, and the Indemnitor will not have the right to control the defense or investigation of such Separable Claims (and, in which case, the Indemnitor will have the right to control the defense or investigation of the remaining portion(s) of such Third-Party Claim).

(iii)                               If, after receipt of a notice pursuant to Section 4.1(d)(i) with respect to any Third-Party Claim as to which indemnification is available hereunder, the Indemnitor does not undertake to defend any such Third-Party Claim within thirty (30) days of receipt of such notice, as well as during the period prior to the Indemnitor providing notice that it will undertake such defense, the Indemnitee may, but will have no obligation to, assume its own defense, at the expense of the Indemnitor (including attorneys’ fees and costs), it being understood that the Indemnitee’s right to indemnification for such Third-Party Claim shall not be adversely affected by its assuming the defense of such Third-Party Claim, and the Indemnitor will be bound by the result obtained with respect thereto by the Indemnitee.  The Indemnitee may not settle any Third-Party Claim with respect to which the Indemnitee is entitled to indemnification hereunder without the consent of the Indemnitor, which consent will not be unreasonably withheld, conditioned or delayed, unless (A) the Indemnitor had the right under this Section 4.1 to undertake control of the defense of such Third-Party Claim and failed to do so within thirty (30) days of receipt of such notice pursuant to Section 4.1(d)(i) (or such lesser period as may be required by court proceedings in the event of a litigated matter), or (B) (1) the Indemnitor does not have the right to control the defense of the entirety of such Third-Party Claim pursuant to Section 4.1(d)(ii) or (2) the Indemnitor does not have the right to control the defense of any Separable Claim pursuant to Section 4.1(d)(ii) (in which case such settlement may only apply to such Separable Claims), the Indemnitee provides reasonable notice to Indemnitor of the settlement, and such settlement (x) makes no admission or acknowledgment of Liability or culpability with respect to the Indemnitor, (y) includes a complete release of the Indemnitor and the Indemnitee and (z) does not seek any relief against the Indemnitee for which the Indemnitor is responsible other than the payment of money damages to be borne by the Indemnitor.

(e)                                  In no event will the Indemnitor be liable to any Indemnitee for any special, consequential, indirect, collateral, incidental or punitive damages, however caused and on any theory of liability arising in any way out of this Agreement, whether or not such Indemnitor was advised of the possibility of any such damages; provided, that the foregoing limitations shall not limit a party’s indemnification obligations for any Losses incurred by an Indemnitee as a result of the assertion of a Third-Party Claim.

(f)                                   The Indemnitor and the Indemnitee shall use commercially reasonable efforts to avoid production of confidential information, and to cause all communications among employees, counsel and others representing any party with respect to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privilege.

9

(g)                                  The Indemnitor shall pay all amounts payable pursuant to this Section 4.1 by wire transfer of immediately available funds, promptly following receipt from an Indemnitee of a bill, together with all accompanying reasonably detailed backup documentation, for any Losses that are the subject of indemnification hereunder, unless the Indemnitor in good faith disputes the amount of such Losses or whether such Losses are covered by the Indemnitor’s indemnification obligation in which event the Indemnitor shall promptly so notify the Indemnitee.  In any event, the Indemnitor shall pay to the Indemnitee, by wire transfer of immediately available funds, the amount of any Losses for which it is liable hereunder no later than three (3) days following any final determination of the amount of such Losses and the Indemnitor’s liability therefor.  A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing or (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment.

(h)                                 If the indemnification provided for in this Section 4.1 shall, for any reason, be unavailable or insufficient to hold harmless an Indemnitee in respect of any Losses for which it is entitled to indemnification hereunder, then the Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the Indemnitor on the one hand and the Indemnitee on the other hand with respect to the matter giving rise to such Losses.

(i)                                     The remedies provided in this Section 4.1 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against an Indemnitor, subject to Section 4.1(e).

(j)                                    The rights and obligations of the FNF Indemnified Parties and the Splitco Indemnified Parties under this Section 4.1 shall survive the Split-Off.

(k)                                 For the avoidance of doubt, the provisions of this Section 4.1 are not intended to, and shall not, apply to any Loss, claim or Liability to which the provisions of the Tax Matters Agreement are applicable.

(l)                                     To the fullest extent permitted by applicable Law, the Indemnitor will indemnify the Indemnitee against any and all reasonable fees, costs and expenses (including attorneys’ fees), incurred in connection with the enforcement of his, her or its rights under this Section 4.1.

4.2                               Investment. Prior to the Closing, Splitco shall enter into a subscription agreement(s) with FNF or its Subsidiaries pursuant to which FNF or such Subsidiaries, as applicable, will contribute up to an aggregate amount of $100 million to Splitco in exchange for Splitco Common Stock.

4.3                               Further Assurances. At any time before or after the Closing, each party hereto covenants and agrees to make, execute, acknowledge and deliver such instruments, agreements, consents, assurances and other documents, and to take all such other commercially reasonable actions, as any other party may reasonably request and as may reasonably be required in order to carry out the purposes and intent of this Agreement and to implement the terms hereof.

10

4.4                               Access to Information.

(a)                                 Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party hereto shall, and shall cause each of its Subsidiaries to, and will use reasonable best efforts to cause its non-wholly owned subsidiaries, joint ventures owned (either of record or beneficially) by such party or a Subsidiary of such party and any entity in which such party or a Subsidiary of such party owns a minority investment (either of record or beneficially) to, afford to the other party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to any information in its possession or under its control that the requesting party reasonably needs (i) to comply with reporting, filing or other requirements imposed on the requesting party by a foreign or U.S. federal, state or local judicial, regulatory or administrative authority having jurisdiction over the requesting party or its Subsidiaries, non-wholly owned subsidiaries, joint ventures owned (either of record or beneficially) by such party or a Subsidiary of such party and any entity in which such party or a Subsidiary of such party owns a minority investment (either of record or beneficially), (ii) to enable the requesting party to institute or defend against any action, suit or proceeding in any foreign or U.S. federal, state or local court or (iii) to enable the requesting party to implement the transactions contemplated hereby, including but not limited to performing its obligations under this Agreement, the Contribution Agreements and the Other Agreements (provided, however, that any information relating to matters governed by the Tax Matters Agreement shall be subject to the provisions thereof in lieu of this Section 4.4).

(b)                                 Any information owned by a party that is provided to another party pursuant to Section 4.4(a) will remain the property of the providing party.  The parties agree to cooperate in good faith to take all reasonable efforts to maintain any legal privilege that may attach to any information delivered pursuant to this Section 4.4 or which otherwise comes into the receiving party’s possession and control pursuant to this Agreement.  Notwithstanding anything herein to the contrary, each party’s access to information shall be subject, in all cases, to any bona fide concerns of attorney-client privilege that the other party may reasonably have and any restrictions contained in contracts to which the other party or any of its Subsidiaries, non-wholly owned subsidiaries, joint ventures owned (either of record or beneficially) by such party or a Subsidiary of such party and any entity in which such party or a Subsidiary of such party owns a minority investment (either of record or beneficially) is a party (it being understood that such party shall use its reasonable efforts to provide any such information in a manner that does not result in such violation). Nothing contained in this Agreement will be construed as granting or conferring license or other rights in any such information.

(c)                                  The party requesting any information under this Section 4.4 will reimburse the providing party for the reasonable out of pocket costs, if any, of creating, gathering and copying such information, to the extent that such costs are incurred for the benefit of the requesting party.  No party will have any Liability to any other party if any information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or is based on an estimate or forecast, is found to be inaccurate, absent willful misconduct or fraud by the party providing such information.

4.5                               Confidentiality.  Each party will keep confidential for five (5) years following the Closing Date (or for three (3) years following disclosure to such party, whichever is longer), and

11

will use reasonable efforts to cause its officers, directors, members, employees, controlled Affiliates and agents to keep confidential during such period, all Proprietary Information of the other party, in each case to the extent permitted by applicable Law.

(a)                                 “Proprietary Information” means any proprietary ideas, plans and information, including information of a technological or business nature, of a party (in this context, the “Disclosing Party”) (including all trade secrets, intellectual property, data, summaries, reports or mailing lists, in whatever form or medium whatsoever, including oral communications, and however produced or reproduced), that is marked proprietary or confidential, or that bears a marking of like import, or that the Disclosing Party states is to be considered proprietary or confidential, or that a reasonable and prudent person would consider proprietary or confidential under the circumstances of its disclosure.  Without limiting the foregoing, all information of the types referred to in the immediately preceding sentence to the extent used by Splitco or the Splitco Business or which constitute Splitco Assets on or prior to the Closing Date will constitute Proprietary Information of Splitco for purposes of this Section 4.5.

(b)                                 Anything contained herein to the contrary notwithstanding, information of a Disclosing Party will not constitute Proprietary Information (and the other party (in this context, the “Receiving Party”) will have no obligation of confidentiality with respect thereto), to the extent such information: (i) is in the public domain other than as a result of disclosure made in breach of this Agreement or breach of any other agreement relating to confidentiality between the Disclosing Party and the Receiving Party; (ii) was lawfully acquired by the Disclosing Party from a third party not bound by a confidentiality obligation; (iii) is approved for release by prior written authorization of the Disclosing Party; or (iv) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, or to comply with the laws or regulations of any Governmental Authority having jurisdiction over the Receiving Party, in which event the Receiving Party will give prior written notice to the Disclosing Party of such disclosure as soon as or to the extent practicable and will cooperate with the Disclosing Party in using reasonable efforts to disclose the least amount of such information required and to obtain an appropriate protective order or equivalent, and provided, that the information will continue to be Proprietary Information to the extent it is covered by a protective order or equivalent or is not so disclosed.

4.6                               Notices Regarding Transferred Assets.  Any transferor of an Asset or Liability in the Contribution that receives a notice or other communication from any third party, or that otherwise becomes aware of any fact or circumstance, after the Contribution, relating to such Asset or Liability, will use commercially reasonable efforts to promptly forward the notice or other communication to the transferee thereof or give notice to such transferee of such fact or circumstance of which it has become aware.  The parties will cause their respective Subsidiaries to comply with this Section 4.6.

4.7                               Treatment Of Payments.  The parties agree to treat all payments made pursuant to this Agreement in accordance with Section 2.10 of the Tax Matters Agreement and to increase or reduce any amount paid hereunder if such payment would have been required to be increased or reduced under such section if it were a payment made pursuant to the Tax Matters Agreement.

12

ARTICLE V
CLOSING

5.1                               Closing.  Unless this Agreement is terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VI, and subject to the satisfaction or waiver of all conditions set forth in each of Section 2.2 and 5.2, the closing of the Redemption (the “Closing”) will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at a mutually acceptable time and date to be determined by FNF (the “Closing Date”).

5.2                               Conditions to Closing.

(a)                                 The obligations of the parties to complete the transactions provided for herein are conditioned upon the satisfaction or, if applicable, waiver of the conditions set forth in Section 2.2.

(b)                                 The performance by each party of its obligations hereunder is further conditioned upon:

(i)                                     the performance in all material respects by the other party of its covenants and agreements contained herein to the extent such are required to be performed at or prior to the Closing; and

(ii)                                  the representations and warranties of the other party being true and complete in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

5.3                               Deliveries at Closing.

(a)                                 FNF.  At the Closing, FNF will deliver or cause to be delivered to Splitco:

(i)                                     the Tax Matters Agreement duly executed by an authorized officer of FNF;

(ii)                                  the Corporate Services Agreement duly executed by an authorized officer of FNF;

(iii)                               the Registration Rights Agreement(s) duly executed by an authorized officer of FNF or the applicable Subsidiary of FNF;

(iv)                              the Voting Agreement duly executed by an authorized officer of FNF; and

(v)                                 such other documents and instruments as Splitco may reasonably request.

(b)                                 Splitco.  At the Closing, Splitco will deliver or cause to be delivered to FNF:

13

(i)                                     the Tax Matters Agreement duly executed by an authorized officer of Splitco;

(ii)                                  the Corporate Services Agreement duly executed by an authorized officer of Splitco;

(iii)                               the Registration Rights Agreement(s) duly executed by an authorized officer of Splitco;

(iv)                              the Voting Agreement duly executed by an authorized officer of Splitco;

(v)                                 the amended and restated certificate of incorporation of Splitco, substantially in the form attached as Exhibit A hereto, duly executed by an authorized officer of Splitco;

(vi)                              the amended and restated bylaws of Splitco, substantially in the form attached as Exhibit B hereto, duly adopted by Splitco; and

(vii)                           such other documents and instruments as FNF may reasonably request.

ARTICLE VI
TERMINATION

6.1                               Termination. This Agreement may be terminated and the transactions contemplated hereby may be amended, modified, supplemented or abandoned at any time prior to the Effective Time by and in the sole and absolute discretion of FNF without the approval of Splitco. For the avoidance of doubt, from and after the Effective Time, this Agreement may not be terminated (or any provision hereof modified, amended or waived) without the written agreement of all the parties.

6.2                               Effect of Termination. In the event of any termination of this Agreement in accordance with Section 6.1, this Agreement will immediately become void and the parties will have no Liability whatsoever to each other with respect to the transactions contemplated hereby.

ARTICLE VII
MISCELLANEOUS

7.1                               Definitions.

(a)                                 For purposes of this Agreement, the following terms have the corresponding meanings:

“Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation whether or not commenced, brought, conducted or heard by or before, or

14

otherwise involving, any court, grand jury or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or otherwise.  Notwithstanding the foregoing, for purposes of this Agreement, (i) none of FNF or any of its Subsidiaries shall be deemed to be Affiliates of Splitco or any of its Subsidiaries and (ii) none of Splitco or any of its Subsidiaries shall be deemed to be Affiliates of FNF or any of its Subsidiaries, in each case, for any periods prior to or following the Closing.

“Assets” means assets, properties, interests and rights (including goodwill), wherever located, whether real, personal or mixed, tangible or intangible, movable or immovable, in each case whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Corporate Services Agreement” means the Corporate Services Agreement to be entered into between FNF and Splitco, substantially in the form attached hereto as Exhibit C.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financial Statements” means the audited financial statements for the fiscal years ending December 31, 2014, December 31, 2015 and December 31, 2016 included in the Registration Statement.

“FNF Board” means the Board of Directors of FNF or a duly authorized committee thereof.

“FNF Charter” means the Fourth Amended and Restated Certificate of Incorporation of FNF, as in effect immediately prior to the Redemption Date.

“FNF Entity” or “FNF Entities” means and includes each of FNF and its Subsidiaries (other than the Splitco Entities), after giving effect to the Contribution.

“FNF Retained Assets” means all Assets which are held at the Effective Time by FNF and its Subsidiaries, other than the Splitco Assets.

15

“FNF Retained Businesses” means all businesses which are held at the Effective Time by FNF and its Subsidiaries, other than the Splitco Business.

“FNF Retained Liabilities” means all Liabilities of FNF and its Subsidiaries at the Effective Time, other than the Splitco Liabilities.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“Governmental Authorization” means any authorization, approval, consent, license, certificate or permit issued, granted, or otherwise made available under the authority of any Governmental Authority.

“IRS” means the Internal Revenue Service.

“Law” or “Laws” means any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law.

“Liabilities” means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, and whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Losses” means any and all damages, losses, deficiencies, Liabilities, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the fees and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or in asserting, preserving or enforcing an Indemnitee’s rights hereunder), whether in connection with a Third-Party Claim or otherwise.

“Order” means any order, injunction, judgment, decree or ruling of any court, governmental or regulatory authority, agency, commission or body.

“Person” means any individual, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Redemption Agent” means Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

16

“Registration Rights Agreement(s)” means the Registration Rights Agreement(s) to be entered into between FNF or certain of its Subsidiaries, as applicable, and Splitco, substantially in the form attached hereto as Exhibit D.

“Registration Statement” means the registration statement on Form S-1 on Form S-4 filed under the Securities Act (No. 333-217886) pursuant to which the offering of shares of Splitco Common Stock in the Redemption will be registered.

“Representatives” means, with respect to any party, such party’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Splitco Assets” means, without duplication:

(i) all of the outstanding shares of all classes of capital stock of (or other equity interests in) (A) Subsidiaries of Splitco, (B) joint ventures owned (either of record or beneficially) by Splitco or a Subsidiary of Splitco or (C) minority investments owned (either of record or beneficially) by Splitco or a Subsidiary of Splitco, in each case of clauses (A)—(C), as of the Effective Time;

(ii) all of the Assets included on the consolidated balance sheet of Splitco, including the notes thereto, as of December 31, 2016, that is included or incorporated by reference in the Registration Statement (the “Balance Sheet”) to the extent such Assets would have been included as Assets on a consolidated balance sheet of Splitco, and the notes thereto, as of the Effective Time (were such balance sheet and notes to be prepared) on a basis consistent with the determination of Assets included on the Balance Sheet;

(iii) all other Assets that are of a nature or type that would have resulted in such Assets being included as Assets on a consolidated balance sheet of Splitco, and the notes thereto, as of the Effective Time (were such balance sheet and notes to be prepared) on a basis consistent with the determination of Assets included on the Balance Sheet; and

(iv) all Assets owned or held immediately prior to the Effective Time by FNF or any of its Subsidiaries that are used primarily in the Splitco Business. The intention of this clause (iv) is only to rectify any inadvertent omission of transfer or conveyance of any Assets that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Splitco Asset.

“Splitco Board” means the Board of Directors of Splitco or a duly authorized committee thereof.

“Splitco Business” means the business, operations and activities conducted by the Splitco Entities from time to time, whether prior to, at or after the Effective Time, including, without duplication, (i) all of Splitco’s business, operations and activities, as

17

more fully described in the Registration Statement and (ii) any terminated, divested or discontinued businesses or operations which are or should be included as historical operations of the Splitco Entities consistent with the methodology applied in the basis of presentation of the Financial Statements.

“Splitco Entity” or “Splitco Entities” means and includes each of (i) Splitco, (ii) its Subsidiaries, (iii) any joint ventures owned (either of record or beneficially) by Splitco or a Subsidiary of Splitco and (iv) any entity in which Splitco or a Subsidiary of Splitco owns a minority interest (either of record or beneficially), in each case of clauses (i)—(iv), after giving effect to the Contribution.

“Splitco Liabilities” means, without duplication:

(i) all outstanding Liabilities included on the Balance Sheet, to the extent such Liabilities would have been included on a consolidated balance sheet of Splitco, and the notes thereto, as of the Effective Time (were such balance sheet and notes to be prepared) on a basis consistent with the determination of Liabilities included on the Balance Sheet;

(ii) all other Liabilities that are of a nature or type that would have resulted in such Liabilities being included as Liabilities on a consolidated balance sheet of Splitco, and the notes thereto, as of the Effective Time (were such balance sheet and notes to be prepared) on a basis consistent with the determination of Liabilities included on the Balance Sheet;

(iii) all Liabilities to the extent relating to, arising out of or resulting from any terminated, divested or discontinued business or operations of the Splitco Business; and

(iv) all Liabilities to the extent relating to, arising out of or resulting from (A) the operation of the Splitco Business, as conducted at any time before, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority), (B) the operation of any business conducted by any member of the Splitco Entities at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority)); or (C) any Splitco Assets, but, excluding, in each case, any intercompany payable of the FNFV Group to the FNF Group (as defined in the FNF charter) outstanding as of immediately prior to the Effective Time in respect of, among other things, shared executive costs, stock compensation costs, aircraft sharing costs, employee related payments, operating expenses and tax allocations.

“Subsidiary” when used with respect to any Person, means (i) (A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly,

18

owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has or have (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than fifty percent (50%) of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.  Notwithstanding the foregoing, for purposes of this Agreement, (i) none of FNF and its Subsidiaries shall be deemed to be Subsidiaries of Splitco or any of its Subsidiaries, and (ii) none of Splitco and its Subsidiaries shall be deemed to be Subsidiaries of FNF or any of its Subsidiaries, in each case, for any periods prior to or following the Closing.

“Tax Matters Agreement” means the Tax Matters Agreement to be entered into between FNF and Splitco, substantially in the form attached hereto as Exhibit E.

“Voting Agreement” means the Voting Agreement to be entered into between FNF and Splitco, substantially in the form attached hereto as Exhibit F.

(b)                                 As used herein, the following terms will have the meanings set forth in the applicable section of this Agreement set forth below:

Agreement	Preamble
Balance Sheet	Section 7.1
Code	Recitals
Closing	Section 5.1
Closing Date	Section 5.1
Contribution	Section 1.1(a)
Contribution Agreement	Section 3.1(b)
Disclosing Party	Section 4.5(a)
Effective Time	Section 2.1(a)
FNF	Preamble
FNF Indemnified Parties	Section 4.1(a)
FNFV Common Stock	Recitals
FNFV Restricted Shares	Section 2.3
Indemnitee	Section 4.1(d)(i)
Indemnitor	Section 4.1(d)(i)
Other Agreements	Section 3.1(b)

19

Proprietary Information	Section 4.5(a)
Receiving Party	Section 4.5(b)
Redemption	Recitals
Redemption Date	Section 2.1(a)
Separable Claims	Section 4.1(d)(ii)
Separate Legal Defenses	Section 4.1(d)(ii)
Split-Off	Recitals
Splitco	Preamble
Splitco Common Stock	Section 2.1(b)
Splitco Indemnified Parties	Section 4.1(b)
Stockholder Meeting	Section 2.1(a)
Third-Party Claim	Section 4.1(d)(i)

7.2                               Specific Performance.  Each party hereto hereby acknowledges that the benefits to the other party of the performance by such party of its obligations under this Agreement are unique and that the other party hereto is willing to enter into this Agreement only in reliance that such party will perform such obligations, and agrees that monetary damages may not afford an adequate remedy for any failure by such party to perform any of such obligations.  Accordingly, each party hereby agrees that the other party will have the right to enforce the specific performance of such party’s obligations hereunder and irrevocably waives any requirement for securing or posting of any bond or other undertaking in connection with the obtaining by the other party of any injunctive or other equitable relief to enforce their rights hereunder.

7.3                               No Third-Party Beneficiary Rights.  Except for provisions of Section 4.1, nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

7.4                               Notices.  All notices and other communications hereunder shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

if to any FNF Entity:                                                                               Fidelity National Financial, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134

Facsimile (702) 234-3251
Attention: General Counsel

if to any Splitco Entity:                                                                 Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134

20

Facsimile (702) 234-3251
Attention: General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

7.5                               Entire Agreement. This Agreement, the Contribution Agreements and the Other Agreements (including the Exhibits and Schedules attached hereto and thereto) embody the entire understanding among the parties relating to the subject matter hereof and thereof and supersedes and terminates any prior agreements and understandings among the parties with respect to such subject matter, and no party to this Agreement shall have any right, responsibility or Liability under any such prior agreement or understanding.  Any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon. No promises, covenants or representations of any kind, other than those expressly stated herein and in the other agreements referred to above, have been made to induce either party to enter into this Agreement.

7.6                               Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of a party, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; provided, however, that FNF and Splitco may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any of their respective wholly-owned Subsidiaries, but such assignment shall not relieve FNF or Splitco, as the assignor, of its obligations hereunder.

7.7                               Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.

(b)                                 Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named

21

courts for any reason other than the failure to serve in accordance with this Section 7.7, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.4 shall be deemed effective service of process on such party.

(c)                                  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.8                               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

7.9                               Amendments; Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.  Any consent provided under this Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

7.10                        No Strict Construction; Interpretation.

(a)                                 The parties hereto each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

22

(b)                                 When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to agreements and instruments include all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns and references to a party means a party to this Agreement.

7.11                        Conflicts with Tax Matters Agreement.  In the event of a conflict between this Agreement and the Tax Matters Agreement, the provisions of the Tax Matters Agreement shall prevail.

7.12                        Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

7.13                        Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.  The Agreement may be delivered by facsimile or email scan transmission of a signed copy thereof.

23

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIDELITY NATIONAL FINANCIAL, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

[SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

Exhibit A

Form of Amended and Restated Charter of Splitco

[See attached.]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

CANNAE HOLDINGS, INC.

CANNAE HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

First: The Corporation was originally incorporated under the name “Cannae Holdings, Inc.”  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 21, 2017.

Second: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

Third: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s original Certificate of Incorporation.

Fourth: This Amended and Restated Certificate of Incorporation shall become effective on [•] at [•] Eastern time.

Fifth: The text of this Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is “Cannae Holdings, Inc.”

ARTICLE II

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at that address is “The Corporation Trust Company.”

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”).

ARTICLE IV

CAPITAL STOCK

SECTION 4.1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,000,000, consisting of 115,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

SECTION 4.2. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.

SECTION 4.3. (a) Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation.  At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(b) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V

DIRECTORS

SECTION 5.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more than twelve members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

SECTION 5.2. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

SECTION 5.3. Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

CORPORATE OPPORTUNITIES

SECTION 6.1. In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of Fidelity (as defined below) and (b) that the Corporation on one hand, and Fidelity on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Fidelity, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to Fidelity and its respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

SECTION 6.2. (a) Except as may be otherwise provided in a written agreement between the Corporation on one hand, and Fidelity on the other hand, Fidelity shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Fidelity nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Fidelity.

(b) The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fidelity.  Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or Fidelity, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of Fidelity.  Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of Fidelity shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or Fidelity in respect of any such agreement or performing any such agreement in accordance with its terms.

SECTION 6.3. In the event that a director or officer of the Corporation who is also a director or officer of Fidelity acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation on one hand, and Fidelity on the other hand, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

(a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Fidelity, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;

(b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Fidelity, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and

(c) a corporate opportunity offered to any person who is an officer of both the Corporation on one hand, and Fidelity on the other hand, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.

Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.

SECTION 6.4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

SECTION 6.5. (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.

(b) The term “Corporation” shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.  The term “Fidelity” shall mean, for purposes of this Article VI, Fidelity National Financial, Inc., a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests other than the Corporation.

SECTION 6.6. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall not apply at any time that no person who is a director or officer of the Corporation is also a director or officer of Fidelity. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

ARTICLE VII

REMOVAL OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

ARTICLE VIII

ELECTION OF DIRECTORS

Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE IX

WRITTEN CONSENT OF STOCKHOLDERS

SECTION 9.1. Actions required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the Corporation (a “Consent”), but only if such action is taken in accordance with the provisions of this Article IX or by the holders of any class or series of Preferred Stock issued pursuant to Article IV hereof, if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.

SECTION 9.2. The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the Board of Directors or as otherwise established under this Article IX. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the Secretary of the Corporation and delivered to the principal executive offices of the Corporation and signed by holders of record owning not less than fifteen percent of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation, who shall continue to own not less than fifteen percent of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 9.3 hereof. By the later of (a) twenty days after delivery of a valid Request and (b) five days after delivery of any information requested by the Corporation pursuant to Section 9.3 hereof, the Board of Directors shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article IX and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article IX or if such no determination shall have been made by the date required by this Article IX, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed Consent is delivered to the Corporation in the manner described in Section 9.7 hereof; except that, if prior action by the Board of Directors is required under the provisions of the General Corporation Law of the State of Delaware, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 9.3. Any Request (a) must be delivered by the holders of record owning not less than fifteen percent of all issued and outstanding shares of common stock of the Corporation, as determined in accordance with any applicable requirements of the Bylaws of the Corporation (with evidence of such ownership attached), who shall continue to own not less than fifteen percent of all issued and outstanding shares of common stock of the Corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the Corporation’s Bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors at an annual meeting of stockholders or of other business to be brought before an annual meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the Bylaws of the Corporation), and (iii) any agreement of the requesting stockholders required by the Bylaws of the Corporation. The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the Corporation’s Bylaws with respect to information provided concerning nominations for elections to the Board or other business at annual stockholders meetings.

SECTION 9.4. Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that is called to be held on a date within 90 days after the receipt by the Corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Securities Exchange Act of 1934, or other applicable law.

SECTION 9.5. Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the Corporation.

SECTION 9.6. Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 9.7 hereof, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

SECTION 9.7. Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation or its registered office in the State of

Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the Corporation’s registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate (“Other Officer”), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the Secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consents and such Inspectors shall discharge the functions of the Secretary of the Corporation or Other Officer, as the case may be, under this Article IX. If after such investigation the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the Corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

SECTION 9.8. No action may be authorized or taken by the stockholders by Consent except in accordance with this Article IX. If the Board of Directors shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article IX, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article IX, then the Board of Directors shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 9.7 hereof represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

SECTION 9.9. Nothing contained in this Article IX shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 9.10. Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article IX shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (b) the Board of Directors shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

ARTICLE X

SPECIAL MEETINGS

Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or by the Executive Chairman, the Chief Executive Officer or the President of the Corporation, as applicable. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

ARTICLE XI

OFFICERS

The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII

INDEMNITY

The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XIII

AMENDMENT

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions (a) of the Bylaws of the Corporation may be adopted, amended or repealed if approved by a majority of the Board of Directors then in office or approved by holders of the Common Stock in accordance with applicable law and this Certificate of Incorporation and (b) of this Certificate of Incorporation may be adopted, amended or repealed as provided by applicable law.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this [•] day of [•].

Cannae Holdings, Inc.

By:
Name:
Title:

Exhibit B

Form of Amended and Restated Bylaws of Splitco

[See attached.]

AMENDED AND RESTATED BYLAWS OF

CANNAE HOLDINGS, INC.

AS ADOPTED ON [•]

ARTICLE I

OFFICES

Section 1.1  Registered Office. The registered office of Cannae Holdings, Inc. (the “Corporation”) shall be 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, 19801 and the name of its registered agent is “The Corporation Trust Company”.

Section 1.2  Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1  Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2  Annual Meetings. (a) The annual meeting of stockholders (the “Annual Meeting”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten days nor more than sixty days before the date of the meeting.

(b) No business may be transacted at an Annual Meeting, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.2 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.2.

(c) In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting (which date shall, for purposes of the Corporation’s first Annual Meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017); provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the Annual Meeting was first made. To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

(d) No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.2, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be discussed or transacted.

Section 2.3  Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders (“Special Meetings”), for any purpose or purposes, may be called by the majority vote of the Board of Directors or by the Executive Chairman, the Chief Executive Officer or the President, as applicable. Special Meetings may not be called by any other person or persons. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.4  Quorum. Except as otherwise required by law, these Amended and Restated Bylaws (these “Bylaws”) or by the Certificate of Incorporation, holders of a majority of the capital stock issued and entitled to vote thereat present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.5  Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6  Consent of Stockholders in Lieu of Meeting. Actions required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting upon the written consent of the stockholders, but only if such action is taken in accordance with the provisions of Article IX of the Certificate of Incorporation.

Section 2.7  List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 2.8  Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.7 hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III

DIRECTORS

Section 3.1  Number and Election of Directors. (a) Subject to the rights, if any, of holders of preferred stock of the Corporation to elect directors of the Corporation, the Board of Directors shall consist of not less than one nor more than twelve members with the exact number of directors to be determined from time to time exclusively by resolution duly adopted by the Board of Directors. Directors shall be elected by a plurality of the votes cast at the Annual Meeting, and, unless otherwise provided by the Certificate of Incorporation, each director so elected shall hold office until the Annual Meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. Directors need not be stockholders.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any Special Meeting called by a majority vote of the Board of Directors or by the Executive Chairman, the Chief Executive Officer or the President, as applicable, for the purpose of electing directors (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.1 and on the record date for the determination of stockholders entitled to vote at such Annual or Special Meeting and (B) who complies with the notice procedures set forth in this Section 3.1.

(c) In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 3.1, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than one-hundred and twenty days prior to the anniversary date of the date of the proxy statement for the immediately preceding Annual Meeting (which date shall, for purposes of the Corporation’s first Annual Meeting of stockholders after its shares of common stock are first publicly traded, be deemed to have occurred on June 14, 2017); provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the Annual Meeting was first made; and (ii) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the Special Meeting was first made.

(d) To be in proper written form, a stockholder’s notice of nomination submitted to the Secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.1. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.2  Vacancies. Any vacancy on the Board of Directors, however created, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a newly created directorship resulting from an increase in any class of directors shall hold office for a term that shall coincide with the remaining term of the other directors of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor.

Section 3.3  Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4  Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Executive Chairman, the Chief Executive Officer, the President, or any directors, as applicable. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or facsimile on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.5  Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.6  Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.7  Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

Section 3.8  Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth in applicable Delaware law. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 3.9  Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate three or more directors to constitute an Audit Committee, to serve as such until the next Annual Meeting of the Board of Directors or until their respective successors are designated. The audit committee will carry out its responsibilities as set forth in an audit committee charter to be adopted by the Board of Directors.

Section 3.10  Compensation. At the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. At the discretion of the Board of Directors, members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.11  Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 3.12  Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE IV

OFFICERS

Section 4.1  General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, an Executive Chairman and a Secretary. The Board of Directors, in its discretion, may also appoint a Chief Executive Officer, Chief Financial Officer, Assistant Chief Financial Officers, Chief Accounting Officer, Treasurer, Assistant Treasurers

and one or more Vice Presidents, Assistant Secretaries, and other officers, who shall have such authority and perform such duties as may be prescribed in such appointment. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 4.2  Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.3  Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Executive Chairman, the Chief Executive Officer, the President or any Vice President, as applicable, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4  Duties of Officers. The duties of the officers of the Corporation shall be as follows:

(a) Executive Chairman. The Executive Chairman shall preside at all meetings of the stockholders and of the Board of Directors and may adopt rules and regulations for the conduct of such meetings. The Executive Chairman shall have all powers commonly incident to such position, which are or from time to time may be delegated to him by the Board of Directors, or which are or may at any time be authorized or required by law.

(b) President. The President shall, subject to the control of the Board of Directors, the Executive Chairman, or Chief Executive Officer, as applicable, have general supervision of the business of the Corporation, general executive charge, management and control of the properties, business and operations of the Corporation, with all such powers as may reasonably be incident to such responsibilities, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Executive Chairman or Chief Executive Officer, as applicable. In the absence or disability of the Executive Chairman or Chief Executive Officer, as applicable, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

(c)  Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as may be assigned by the Board of Directors or the Executive Chairman.

(d) Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President, as applicable, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President, as applicable, may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

(e)  Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President, any Vice President,  or the Secretary, as applicable, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

(f)  Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Executive Chairman, the Chief Executive Officer or the President, as applicable, and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer or the President, as applicable.

(g)  Assistant Chief Financial Officer. The Assistant Chief Financial Officer, or if there is more than one, the Assistant Chief Financial Officers, in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President or the Chief Financial Officer, as applicable.

(h)  Chief Accounting Officer. The Board of Directors may elect a Chief Accounting Officer who shall be responsible for all accounting and auditing functions of the Corporation and who shall perform such other duties as may from time to time be required of him by the Board of Directors.

(i)  Treasurer. The Treasurer, if there is one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Executive Chairman, the Chief Executive Officer or the President, as applicable, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(j)  Assistant Treasurers. Assistant Treasurers, if there are any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President, any Vice President or the Treasurer, as applicable, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(k)  Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there is no Executive Chairman or Chief Executive Officer), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there is no Executive Chairman, no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

(l)  Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

CAPITAL STOCK

Section 5.1  Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chief Executive Officer, the Executive Chairman, the President or a Vice President, as applicable, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 5.2  Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.3  Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.4  Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5.5  Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.6  Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 6.1  Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or transmitted via facsimile.

Section 6.2  Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1  Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2  Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4  Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.1  Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.2  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3  Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2 hereof, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 8.4  Good Faith Defined. For purposes of any determination under Section 8.1 or 8.2 hereof, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, as the case may be.

Section 8.5  Indemnification by a Court. Notwithstanding any contrary determination made in any specific case under Section 8.3 hereof, and notwithstanding the absence of any determination made thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.l and 8.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Section 8.1 or 8.2 hereof. Neither a contrary determination in the specific case under Section 8.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.6  Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.7  Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise.

Section 8.8  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 8.9 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.11  Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 8.13 Secondary Indemnifications. The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article VIII shall not be deemed exclusive of any other rights to which those persons provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, it is acknowledged that certain persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the stockholders of the Corporation or one or more of the affiliates of such stockholders of the Corporation other than the Corporation and its subsidiaries (any of such entities, together with their affiliates (other than the Corporation and its subsidiaries), the “Stockholder Sponsors”) as an employee of any of such entities (or their respective payroll companies) or pursuant to separate written agreements, which the Company and the Stockholder Sponsors intend to be secondary to the primary obligation of the Corporation to provide indemnification as provided herein. If any Stockholder Sponsor pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement or arrangement (whether pursuant to contract, by-laws or charter) to a person indemnifiable hereunder, then (a) the applicable Stockholder Sponsor entity shall be fully subrogated to all of such person’s rights with respect to such payment and (b) the Company shall indemnify, reimburse and hold harmless the applicable Stockholder Sponsor entity for the payments actually made. The Stockholder Sponsors shall be third-party beneficiaries of this Article VIII, having the rights to enforce this Article VIII.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of outstanding capital stock or by a majority of the Board of Directors then in office, in each case, in accordance with the Certificate of Incorporation and applicable law.

ARTICLE X

CONFLICTS

If there is a conflict between the provisions of these Bylaws and the provisions of the Certificate of Incorporation or the mandatory provisions of the DGCL, such provision or provisions of the Certificate of Incorporation and the DGCL, as the case may be, will be controlling.

Exhibit C

Form of Corporate Services Agreement

[See attached.]

CORPORATE SERVICES AGREEMENT

(Cannae Holdings, Inc.)

This Corporate Services Agreement (this “Agreement”) is dated as of [•] (the “Effective Date”), by and between Fidelity National Financial, Inc., a Delaware corporation (“PROVIDING PARTY”) and Cannae Holdings, Inc., a Delaware corporation (“Splitco” or “RECEIVING PARTY”).  PROVIDING PARTY and Splitco shall be referred to collectively in this Agreement as the “Parties” and individually as a “Party.”

WHEREAS, PROVIDING PARTY and RECEIVING PARTY, entered into that certain Reorganization Agreement, dated [•] (the “Reorganization Agreement”), pursuant to which the Parties shall effect the Contribution and the Redemption (as defined therein);

WHEREAS, in order to facilitate and provide for an orderly transition in connection with the Contribution and the Redemption, PROVIDING PARTY has agreed to provide, and to cause certain of its Subsidiaries and Affiliates (each as defined below) to provide, certain “back office” support services of a type and to the extent provided by PROVIDING PARTY and its Subsidiaries and Affiliates to the Splitco Business (as defined in the Reorganization Agreement) prior to the Contribution and the Redemption; and

WHEREAS, in connection with the Contribution and the Redemption, the Parties wish to enter into this Agreement as of the Effective Date set forth above.

NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
CORPORATE SERVICES

1.1                               Corporate Services.  This Agreement sets forth the terms and conditions for the provision by PROVIDING PARTY to RECEIVING GROUP (as defined below) of insurance administration and risk management services, other services typically performed by FNF’s legal, tax, human resources, accounting and internal audit departments and similar support functions (“Back Office Support Services”), as more fully described below and in Schedule 1.1(a) attached hereto (the Scheduled Services, the Omitted Services, the Resumed Services and Special Projects (each as defined below), collectively, the “Corporate Services”).

(a)                                 Scheduled Services.  PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services set forth on Schedule 1.1(a) (the “Scheduled Services”) on and after the Effective Date set forth above.  RECEIVING PARTY shall pay fees to PROVIDING PARTY for providing the Scheduled Services or causing the Scheduled Services to be provided to a member of RECEIVING GROUP as set forth on Schedule 1.1(a) and in accordance with Section 3.1.  For purposes of this Agreement, a “Subsidiary” when used with respect to any Person, means (i) (A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has or have (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than fifty percent (50%) of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person; provided, that, for all purposes under this Agreement, when and with respect to the PROVIDING PARTY, “Subsidiary” shall not include Splitco or any of its Subsidiaries; an “Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person (for this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or otherwise); provided, that, for all purposes under this Agreement, when and with respect to the PROVIDING PARTY, “Affiliate” shall not include Splitco or any of its Subsidiaries, and when and with respect to Splitco, “Affiliate” shall not include PROVIDING PARTY or any of its Subsidiaries; a “Person” means an individual, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind; and “RECEIVING GROUP” means RECEIVING PARTY and its Subsidiaries (including any other Persons when they become Subsidiaries of RECEIVING PARTY), subject to the exception set forth in Section 2.1(a).

(b)                                 Omitted Services.  PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall provide or cause to be provided to RECEIVING GROUP all services that PROVIDING PARTY was performing for the Splitco Business on or before the Effective Date that pertain to and are a part of Scheduled Services under Section 1.1(a), which are not expressly included in the list of Scheduled Services in Schedule 1.1(a), but are in the nature of Back Office Support Services as defined below (the “Omitted Services”), unless RECEIVING PARTY consents in writing to the termination of such services.  Such Omitted Services shall be added to Schedule 1.1(a) and thereby become Scheduled Services, as soon as reasonably practicable after the Effective Date by the Parties.  RECEIVING PARTY shall pay to PROVIDING PARTY for providing the Omitted Services (or causing the Omitted Services to be provided) hereunder fees as set forth in Section 3.1; provided, that payment of such fees by RECEIVING PARTY for the Omitted Services provided hereunder shall be retroactive to the first (1st) day of the calendar quarter in which either Party identifies such services as Omitted Services, but in no event shall RECEIVING PARTY be required to pay for any Omitted Services provided hereunder by PROVIDING PARTY or its Subsidiaries or Affiliates prior to the Effective Date.

(c)                                  Resumed Services.  At RECEIVING PARTY’s written request, PROVIDING PARTY, through its Subsidiaries and Affiliates, and their respective employees, agents or contractors, shall use commercially reasonable efforts to provide or cause to be provided to RECEIVING PARTY any Scheduled Service that has been terminated at RECEIVING PARTY’s request pursuant to Section 2.2(b) (the “Resumed Services”); provided, that PROVIDING PARTY shall have no obligation to provide a Resumed Service if providing such Resumed Service will have a material adverse impact on the other Corporate Services or the Transition Assistance (as defined below).  Schedule 1.1(a) shall from time to time be amended to reflect the resumption of a Resumed Service and the Resumed Service shall be set forth thereon as a Scheduled Service.

1.2                               Third Party Vendors; Consents.

(a)                                 Third Party Consents.  PROVIDING PARTY shall use its commercially reasonable efforts to keep and maintain in effect its relationships with its licensors, vendors and service providers that are integral to the provision of the Corporate Services or Transition Assistance.  PROVIDING PARTY shall use commercially reasonable efforts to procure any waivers, permits, consents or sublicenses required by third party licensors, vendors or service providers under existing agreements with such third parties in order to provide any Corporate Services or Transition Assistance hereunder (“Third Party Consents”).  In the event that PROVIDING PARTY is unable to procure such Third Party Consents on commercially reasonable terms, PROVIDING PARTY agrees to promptly so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider.  If, after the Effective Date, any one or more licensors, vendors or service providers (i) terminates its contractual relationship with PROVIDING PARTY or ceases to provide the products or services associated with the Corporate Services or Transition Assistance or (ii) notifies PROVIDING PARTY of its desire or plan to terminate its contractual relationship with PROVIDING PARTY, then, in either case, PROVIDING PARTY agrees to so notify RECEIVING PARTY, and to assist RECEIVING PARTY with the transition to another licensor, vendor or service provider so that RECEIVING PARTY may continue to receive  similar products and services.

(b)                                 No Transfer of Software.  PROVIDING PARTY shall not be required to transfer or assign to RECEIVING PARTY any third party software licenses or any hardware owned by PROVIDING PARTY or its Subsidiaries or Affiliates in connection with the provision of the Corporate Services or Transition Assistance or at the conclusion of the Term (as defined below).

1.3                               Dispute Resolution.

(a)                                 Amicable Resolution.  PROVIDING PARTY and RECEIVING PARTY mutually desire that friendly collaboration will continue between them.  Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto.  In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between PROVIDING PARTY and RECEIVING PARTY in connection with this Agreement (including, without limitation, the standards of performance, delay of performance or non-performance of obligations, or payment or non-payment of fees hereunder), then the Dispute, upon written request of either Party, will be referred for resolution to the president (or similar position) of the division implicated by the matter for each of PROVIDING PARTY and RECEIVING PARTY, which presidents will have fifteen (15) days to resolve such Dispute.  If the presidents of the relevant divisions for each of PROVIDING PARTY and RECEIVING PARTY do not agree to a resolution of such Dispute within fifteen (15) days after the reference of the matter to them, such presidents of the relevant divisions will refer such matter to the president of each of PROVIDING PARTY and RECEIVING PARTY for final resolution.  Notwithstanding anything to the contrary in this Section 1.3, any amendment to the terms of this Agreement may only be effected in accordance with Section 11.10.

(b)                                 Arbitration.  In the event that the Dispute is not resolved in a friendly manner as set forth in Section 1.3(a), either Party involved in the Dispute may submit the dispute to binding arbitration pursuant to this Section 1.3(b).  All Disputes submitted to arbitration pursuant to this Section 1.3(b) shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, unless the Parties involved mutually agree to utilize an alternate set of rules, in which event all references herein to the American Arbitration Association shall be deemed modified accordingly.  Expedited rules shall apply regardless of the amount at issue.  Arbitration proceedings hereunder may be initiated by either Party making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in Orlando, Florida.  All arbitration proceedings shall be held in the city of Jacksonville, Florida in a location to be specified by the arbitrators (or any place agreed to by the Parties and the arbitrators).  The arbitration shall be by a single qualified arbitrator experienced in the matters at issue, such arbitrator to be mutually agreed upon by PROVIDING PARTY and RECEIVING PARTY.  IF PROVIDING PARTY and RECEIVING PARTY fail to agree on an arbitrator within thirty (30) days after notice of commencement of arbitration, the American Arbitration Association shall, upon the request of either Party to the Dispute, appoint the arbitrator.  Any order or determination of the arbitral tribunal shall be final and binding upon the Parties to the arbitration as to matters submitted and may be enforced by either Party to the Dispute in any court having jurisdiction over the subject matter or over either Party.  All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys’ fees) shall be borne by the Party incurring such costs.  The use of any alternative dispute resolution procedures hereunder will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party.

(c)                                  Non-Exclusive Remedy.  Nothing in this Section 1.3 will prevent either PROVIDING PARTY or RECEIVING PARTY from immediately seeking injunctive or interim relief in the event (i) of any actual or threatened breach of any of the provisions of Article VIII or

(ii) that the Dispute relates to, or involves a claim of, actual or threatened infringement of intellectual property.  All such actions for injunctive or interim relief shall be brought in a court of competent jurisdiction in accordance with Section 11.6.  Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, and further remedies may be pursued in accordance with Section 1.3(a) and Section 1.3(b) above.

(d)                                 Commencement of Dispute Resolution Procedure.  Notwithstanding anything to the contrary in this Agreement, PROVIDING PARTY and RECEIVING PARTY, but none of their respective Subsidiaries or Affiliates, are entitled to commence a dispute resolution procedure under this Agreement, whether pursuant to this Section 1.3 or otherwise, and each Party will cause its respective Affiliates not to commence any dispute resolution procedure other than through such Party as provided in this Section 1.3(d).

(e)                                  Compensation.  RECEIVING PARTY shall continue to make all payments due and owing under Article III for Corporate Services and Transition Assistance not the subject of a Dispute and shall not off-set such fees by the amount of fees for Corporate Services or Transition Assistance that are the subject of the Dispute.

1.4                               Standard of Services.

(a)                                 General Standard.  PROVIDING PARTY shall perform the Corporate Services and Transition Assistance for RECEIVING GROUP in a professional, timely and competent manner, using standards of performance consistent with its performance of such services for itself.

(b)                                 Disaster Recovery.  During the Term, PROVIDING PARTY shall maintain a disaster recovery program for the Corporate Services and Transition Assistance substantially consistent with the disaster recovery program in place for such Corporate Services and Transition Assistance as of the Effective Date.  For the avoidance of doubt, the disaster recovery program maintained by PROVIDING PARTY will not include a business continuity program.

(c)                                  Shortfall in Services.  If RECEIVING GROUP provides PROVIDING PARTY with written notice (“Shortfall Notice”) setting forth in reasonable detail the occurrence of any Significant Service Shortfall (as defined below), as determined by RECEIVING PARTY in good faith, PROVIDING PARTY shall rectify such Significant Service Shortfall as soon as reasonably practicable.  For purposes of this Section 1.4(c), a “Significant Service Shortfall” shall be deemed to have occurred if the timing or quality of performance of Corporate Services or Transition Assistance provided by PROVIDING PARTY hereunder falls below the standard required by Section 1.4(a) hereof; provided, that PROVIDING PARTY’s obligations under this Agreement shall be relieved to the extent, and for the duration of, any force majeure event as set forth in Article V.

1.5                               Response Time.  PROVIDING PARTY shall respond to and resolve any problems in connection with the Corporate Services or Transition Assistance for RECEIVING

GROUP within a commercially reasonable period of time, using response and proposed resolution times consistent with its response and resolution of such problems for itself.

1.6                               Ownership of Materials; Results and Proceeds.  All data and information submitted to PROVIDING PARTY by RECEIVING GROUP, in connection with the Corporate Services or the Transition Assistance (the “RECEIVING GROUP Data”), and all results and proceeds of the Corporate Services and the Transition Assistance with regard to the RECEIVING GROUP Data, is and will remain, as between the Parties, the property of RECEIVING GROUP and subject to the provisions of Article VIII.

ARTICLE II
TERM AND TRANSITION ASSISTANCE

2.1                               Term.

(a)                                 Initial Term.  The term (the “Term”) of this Agreement shall commence as of the date hereof and shall continue until the earliest of:

(i)                                     the  date  on  which  this  Agreement  is  terminated  by  mutual agreement of the Parties, or

(ii)                                  the third anniversary of the date on which this Agreement was entered into (the “Expiration Date”),

whichever is earlier (in any case, the “Termination Date”); provided, however, that, with respect to any Person that ceases to be a member of the RECEIVING GROUP prior to the Termination Date or the Renewal Date (as defined below), subject to Section 7.2, the provisions of this Agreement with respect to such Person shall terminate effective as of the date that such Person ceases to be a member of RECEIVING GROUP.

(b)                                 Renewal.  If the Expiration Date is the Termination Date, as of the Expiration Date, this Agreement will automatically renew for successive one (1) year terms (each such date of automatic renewal after the Expiration Date, the “Renewal Date”) unless the Parties mutually agree to terminate this Agreement at least thirty (30) days prior to the applicable Renewal Date.  No later than thirty (30) days prior to the Expiration Date or the Renewal Date, as applicable, the Parties shall negotiate mutually agreeable arm’s length terms of Section 3.1 for the one (1) year term following such Expiration Date or Renewal Date, as applicable.

2.2                               Termination.

(a)                                 Thirty (30) Day Extension.  If (i) RECEIVING GROUP is not able to complete its transition of the Corporate Services or (ii) the Transition Assistance is not completed, in either case, by the Termination Date or the date termination is effective after the Parties have mutually agreed to terminate this Agreement pursuant to Section 2.1(b) (such date, the “Renewal Termination Date”), as applicable, then upon written notice provided to PROVIDING PARTY at least thirty (30) days prior to the Termination Date or the Renewal Termination Date, as applicable, RECEIVING PARTY shall have the right to request and cause

PROVIDING PARTY to provide up to thirty (30) days of additional Corporate Services and/or Transition Assistance, as applicable, to RECEIVING GROUP; provided, that RECEIVING PARTY shall pay for all such additional Corporate Services and/or Transition Assistance, as applicable, in accordance with this Agreement.

(b)                                 Early Termination.  If RECEIVING PARTY wishes to terminate a Corporate Service or Transition Assistance (or a portion thereof) on a date that is earlier than the Termination Date, the Renewal Date or the Renewal Termination Date, as applicable, RECEIVING PARTY shall provide written notice (the “Termination Notice”) to PROVIDING PARTY of a proposed termination date for such Corporate Service or Transition Assistance (or portion thereof), at least ninety (90) days prior to such proposed termination date.  Within ten (10) days of the date on which the Termination Notice was received, then, effective on the termination date proposed by RECEIVING PARTY in its Termination Notice, such Corporate Service or Transition Assistance (or portion thereof) shall be discontinued (thereafter, a “Discontinued Service”) and deemed deleted from the Scheduled Services to be provided hereunder and thereafter, this Agreement shall be of no further force and effect with respect to the Discontinued Service (or portion thereof), except as to obligations accrued prior to the date of discontinuation of such Corporate Service (or portion thereof).  Upon the occurrence of any Discontinued Service, the Parties shall promptly update Schedule 1.1(a) to reflect the discontinuation.  Notwithstanding anything to the contrary contained herein, at any time that employees of PROVIDING PARTY or its Subsidiaries or Affiliates are transferred to a department within RECEIVING GROUP or its Affiliates (an “Employee Shift”), a proportional portion of the relevant Corporate Service or Transition Assistance shall be deemed automatically terminated.  If a Corporate Service or Transition Assistance, or portion thereof, is terminated as a result of an Employee Shift, then such termination shall take effect as of the date of the Employee Shift.

2.3                               Transition Assistance.  In preparation for the discontinuation of any Corporate Service provided under this Agreement, PROVIDING PARTY shall, consistent with its obligations to provide Corporate Services hereunder and with the cooperation and assistance of RECEIVING GROUP, use commercially reasonable efforts to provide such knowledge transfer services and to take such steps as are reasonably required in order to facilitate a smooth and efficient transition and/or migration of records to RECEIVING PARTY or its Affiliates (or at RECEIVING PARTY’s direction, to a third party) and responsibilities so as to minimize any disruption of services (“Transition Assistance”).  RECEIVING GROUP shall cooperate with PROVIDING PARTY to allow PROVIDING PARTY to complete the Transition Assistance as early as is commercially reasonable to do so.  Fees for any Transition Assistance shall be determined in accordance with Section 3.1.

2.4                               Return of Materials.  As a Corporate Service or Transition Assistance is terminated, each Party will return all materials and property owned by the other Party, including, without limitation, all RECEIVING GROUP Data, if any, and materials and property of a proprietary nature involving a Party or its Subsidiaries or Affiliates relevant to the provision or receipt of that Corporate Service or Transition Assistance and no longer needed regarding the performance of other Corporate Services or other Transition Assistance under this Agreement, and will do so (and will cause its Subsidiaries and Affiliates to do so) within thirty (30) days after the applicable termination.  Upon the end of the Term, each Party will return all material and property of a proprietary nature involving the other Party or its Subsidiaries in its possession or control (or the possession or control of an Affiliate as a result of the Corporate Services or Transition Assistance provided hereunder) within thirty (30) days after the end of the Term.  In addition, upon RECEIVING PARTY’s request, PROVIDING PARTY agrees to provide to RECEIVING PARTY copies of RECEIVING GROUP’s Data, files and records on magnetic media, or such other media as the Parties shall agree upon, to the extent practicable.  PROVIDING PARTY may retain archival copies of RECEIVING GROUP’s Data, files and records and all such Receiving Group Data, files and records so retained shall continue to be subject to the terms of this Agreement.

ARTICLE III
COMPENSATION AND PAYMENTS

3.1                               Compensation for Corporate Services and Transition Assistance.  The PROVIDING PARTY agrees to provide the Corporate Services and the Transition Assistance to the RECEIVING GROUP for no cost; provided, however, that the RECEIVING GROUP agrees to timely pay or reimburse the PROVIDING PARTY, in accordance with Section 3.2, for all fees, costs or other expenses paid by PROVIDING PARTY to third parties that are not Affiliates or employees of PROVIDING PARTY in connection with providing such Corporate Services or Transition Assistance, as the case may be. With respect to any successive one (1) year term commencing after the Expiration Date, the terms of this Section 3.1 shall be mutually agreed by the Parties pursuant to Section 2.1(b), unless this Agreement is otherwise terminated pursuant to Section 2.1.

3.2                               Payment Terms; Monthly Summary Statements.  Within thirty (30) days after the end of each calendar month, PROVIDING PARTY shall prepare and deliver to the chief accounting officer (or his or her designee) of RECEIVING PARTY a monthly summary statement (each a “Monthly Summary Statement”) setting forth all of the fees, costs or other expenses to be reimbursed or paid by the RECEIVING PARTY to the PROVIDING PARTY, as calculated in accordance with Section 3.1, and such other information as RECEIVING PARTY may reasonably request.  The specific form of the Monthly Summary Statement shall be as agreed to between the Parties from time to time, acting with commercial reasonableness.

3.3                               Audit Rights.  Upon reasonable advance notice from RECEIVING PARTY, PROVIDING PARTY shall permit RECEIVING PARTY to perform annual audits of PROVIDING PARTY’s records only with respect to fees, costs or other expenses invoiced pursuant to this Article III.  Such audits shall be conducted during PROVIDING PARTY’s regular office hours and without disruption to PROVIDING PARTY’s business operations and shall be performed at RECEIVING PARTY’s sole expense.

ARTICLE IV
LIMITATION OF LIABILITY

4.1                               LIMITATION OF LIABILITY.  THE LIABILITY OF EITHER PARTY FOR A CLAIM ASSERTED BY THE OTHER PARTY BASED ON BREACH OF ANY COVENANT,

AGREEMENT OR UNDERTAKING REQUIRED BY THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FEES PAYABLE BY RECEIVING PARTY TO PROVIDING PARTY DURING THE ONE (1) YEAR PERIOD PRECEDING THE BREACH FOR THE PARTICULAR CORPORATE SERVICE OR TRANSITION ASSISTANCE AFFECTED BY SUCH BREACH UNDER THIS AGREEMENT; PROVIDED, THAT SUCH LIMITATION SHALL NOT APPLY IN RESPECT OF ANY CLAIMS BASED ON A PARTY’S (A) GROSS NEGLIGENCE, (B) WILLFUL MISCONDUCT, (C) IMPROPER USE OR DISCLOSURE OF CUSTOMER INFORMATION, (D) VIOLATIONS OF LAW OR (E) INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF A PERSON WHO IS NOT A PARTY HERETO OR A SUBSIDIARY OR AFFILIATE OF A PARTY HERETO.

4.2                               DAMAGES.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE OF ANY KIND WHATSOEVER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY UNDER ARTICLE X IS REQUIRED TO PAY ANY SPECIAL,INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS TO A PERSON WHO IS NOT A PARTY OR A SUBSIDIARY OR AFFILIATE OF THE INDEMNIFIED PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS ARTICLE IV.

ARTICLE V
FORCE MAJEURE

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, hurricanes, tornadoes, nuclear accidents, floods, strikes, terrorism and power blackouts.  Promptly following the occurrence of a condition described in this Article, the Party whose performance is prevented shall give written notice to the other Party, and the Parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both Parties, of such conditions.

ARTICLE VI
NOTICES AND DEMANDS

6.1                               Notices.  Except as otherwise provided under  this  Agreement  (including Schedule 1.1(a)), all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by a nationally-recognized overnight courier (providing proof of delivery) or (c) sent by facsimile or electronic transmission (including email), provided, that receipt of such facsimile or electronic transmission is promptly confirmed by telephone), in each case to the Parties at the following addresses, facsimile numbers or email (or as shall be specified by like notice):

If to PROVIDING PARTY, to:

Fidelity National Financial, Inc.

1701 Village Center Circle

Las Vegas, Nevada 89134

Facsimile (702) 234-3251

Attention: Executive Vice President, General Counsel and Corporate Secretary

If to RECEIVING PARTY, to:

Cannae Holdings, Inc.

1701 Village Center Circle

Las Vegas, Nevada 89134

Facsimile (702) 234-3251

Attention: Executive Vice President, General Counsel and Corporate Secretary

Any notice, request, claim, demand or other communication given as provided above shall be deemed received by the receiving Party (i) upon actual receipt, if delivered personally; (ii) on the next business day after deposit with an overnight courier, if sent by a nationally-recognized overnight courier; or (iii) upon confirmation of successful transmission if sent by facsimile or email (provided, that if given by facsimile or email, such notice, request, claim, demand or other communication shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein).

ARTICLE VII
REMEDIES

7.1                               Remedies Upon Material Breach.  In the event of material breach of any provision of this Agreement by a Party, the non-defaulting Party shall give the defaulting Party written notice thereof, and:

(a)                                 If such breach is for RECEIVING PARTY’s non-payment of an amount that is not in dispute, the defaulting Party shall cure the breach within thirty (30) calendar days of such notice.  If the defaulting Party does not cure such breach by such date, then the defaulting Party shall pay the non-defaulting Party the undisputed amount, any interest that has accrued hereunder through the expiration of the cure period plus an additional amount of interest equal to four percent (4%) per annum above the “prime rate” as announced in the “Money Rates” section of the most recent edition of the Eastern Edition of The Wall Street Journal prior to the date of payment, which interest rate shall change as and when the “prime rate” changes.  The Parties agree that this rate of interest constitutes reasonable liquidated damages and not an unenforceable penalty.

(b)                                 If such breach is for any other material failure to perform in accordance with this Agreement, the defaulting Party shall cure such breach within thirty (30) calendar days of the date of such notice.  If the defaulting Party does not cure such breach within such period, then the defaulting Party shall pay the non-defaulting Party all of the non-defaulting Party’s actual damages, subject to Article IV above.

7.2                               Survival Upon Expiration or Termination.  The provisions of Section 1.3 (Dispute Resolution), Section 2.4 (Return of Materials), Article IV (Limitation of Liability), Article VI (Notices and Demands), this Section 7.2, Article VIII (Confidentiality), Article X (Indemnification) and Article XI (Miscellaneous) shall survive the termination or expiration of this Agreement unless otherwise agreed to in writing by both Parties.

ARTICLE VIII
CONFIDENTIALITY

8.1                               Confidential Information.  Each Party shall use at least the same standard of care in the protection of Confidential Information of the other Party as it uses to protect its own confidential or proprietary information; provided, that such Confidential Information shall be protected in at least a reasonable manner.  For purposes of this Agreement, with respect to each Party, “Confidential Information” includes all confidential or proprietary information and documentation of the other Party, including the terms of this Agreement, and all of the other Party’s software, data, financial information all reports, exhibits and other documentation prepared by any of the other Party’s Subsidiaries or Affiliates, in each case, to the extent provided or made available under, or in furtherance of, this Agreement.  Each Party shall use the Confidential Information of the other Party  only in connection with the purposes of this Agreement and shall make such Confidential Information available only to its employees, subcontractors, or agents having a “need to know” with respect to such purpose.  Each Party shall advise its respective employees, subcontractors, and agents of such Party’s obligations under this Agreement.  The obligations in this Section 8.1 will not restrict disclosure by a Party of Confidential Information of the other Party pursuant to applicable law, or by order or request of any court or government agency; provided, that prior to such disclosure the Party making such disclosure shall (at the other Party’s sole cost and expense), if legally permitted and reasonably practicable, (a) promptly give notice to the other Party, (b) cooperate with the other Party with respect to taking steps to respond to or narrow the scope of such order or request and (c) only provide such information as is required by law, court order or a final, non-appealable ruling of a court of proper jurisdiction.  Confidential Information of a Party will not be afforded the protection of this Article VIII if such Confidential Information was (i) developed by the other Party independently as shown by its written business records regularly kept, (ii) rightfully obtained by the other Party without restriction from a third party, (iii) publicly available other than through the fault or negligence of the other Party or (iv) released by the Party that owns or has the rights to the Confidential Information without restriction to anyone.

8.2                               Work Product Privilege.  RECEIVING PARTY represents and PROVIDING PARTY acknowledges that, in the course of providing Corporate Services or Transition Assistance pursuant to this Agreement, PROVIDING PARTY may have access to (a) documents, data, databases or communications that are subject to attorney client privilege and/or (b) privileged work product prepared by or on behalf of the Affiliates of RECEIVING PARTY in anticipation of litigation with third parties (collectively, the “Privileged Work Product”) and RECEIVING PARTY represents and PROVIDING PARTY understands that all Privileged Work Product is protected from disclosure by Rule 26 of the Federal Rules of Civil Procedure and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement.  RECEIVING PARTY represents and PROVIDING PARTY understands the importance of maintaining the strict confidentiality of the Privileged Work Product to protect the attorney client privilege, work product doctrine and other privileges and rights associated with such Privileged Work Product pursuant to such Rule 26 and the equivalent rules and regulations under the law chosen to govern the construction of this Agreement.  After PROVIDING PARTY is notified or otherwise becomes aware that documents, data, databases, or communications are Privileged Work Product, only PROVIDING PARTY personnel for whom such access is necessary for the purposes of providing Services to RECEIVING PARTY as provided in this Agreement shall have access to such Privileged Work Product.  Should PROVIDING PARTY ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, PROVIDING PARTY shall, if legally permitted and reasonably practicable, (i) promptly give notice to RECEIVING GROUP, (ii) cooperate with RECEIVING PARTY in challenging the right to such access and (iii) only provide such information as is required by a court order or a final, non-appealable ruling of a court of proper jurisdiction.  RECEIVING PARTY shall pay all of the costs and expenses incurred by PROVIDING PARTY in complying with the immediately preceding sentence.  RECEIVING PARTY has the right and duty to represent PROVIDING PARTY in such challenge or to select and compensate counsel to so represent PROVIDING PARTY or to reimburse PROVIDING PARTY for reasonable attorneys’ fees and expenses as such fees and expenses are incurred in challenging such access.  If PROVIDING PARTY is ultimately required, pursuant to a court order or a final, non-appealable ruling of a court of competent jurisdiction, to produce documents, disclose data, or otherwise act in contravention of the confidentiality obligations imposed in this Article VIII, or otherwise with respect to maintaining the confidentiality, proprietary nature, and secrecy of Privileged Work Product, PROVIDING PARTY is not liable for breach of such obligation to the extent such liability does not result from failure of PROVIDING PARTY to abide by the terms of this Article VIII.  All Privileged Work Product is the property of RECEIVING GROUP and will be deemed Confidential Information, except as specifically authorized in this Agreement or as shall be required by law.

8.3                               Unauthorized Acts.  Each Party shall (a) notify the other Party promptly upon becoming aware of any unauthorized possession, use, or knowledge of the other Party’s Confidential Information by any Person, any attempt by any Person to gain possession of such Confidential Information without authorization or any attempt to use or acquire knowledge of any such Confidential Information without authorization (collectively, “Unauthorized Access”), (b) promptly furnish the other Party with reasonable detail of the Unauthorized Access and use commercially reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any Unauthorized Access, (c) cooperate with the other Party in any litigation and investigation against third parties deemed necessary by such Party to protect its proprietary rights, and (d) use commercially reasonable efforts to prevent a reoccurrence of any such Unauthorized Access.

8.4                               Publicity.  Except as required by law or national stock exchange rule, neither Party shall issue any press release, distribute any advertising, or make any public announcement or disclosure (a) identifying the other Party by name, trademark or otherwise or (b) concerning this Agreement without the other Party’s prior written consent.  Notwithstanding the foregoing sentence, in the event either Party is required to issue a press release relating to this Agreement or any of the transactions contemplated by this Agreement, by the laws or regulations of any governmental authority, agency or self-regulatory agency, such Party shall, to the extent legally permissible and reasonably practicable, (i) give notice and a copy of the proposed press release to the other Party as far in advance as reasonably possible and (ii) make any changes to such press release reasonably requested by the other Party.  Notwithstanding the foregoing, RECEIVING GROUP shall be permitted under this Agreement to communicate the existence of the business relationship contemplated by the terms of this Agreement internally within PROVIDING PARTY’s organization and orally and in writing communicate PROVIDING PARTY’s identity as a reference with potential and existing customers.

8.5                               Data Privacy.  (a) Where, in connection with this Agreement, PROVIDING PARTY processes or stores information about a living individual that is held in automatically processable form (for example in a computerized database) or in a structured manual filing system (“Personal Data”), on behalf of RECEIVING GROUP or its clients, then PROVIDING PARTY shall implement appropriate measures to protect those personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access and shall use such data solely for purposes of carrying out its obligations under this Agreement.

(b)                                 RECEIVING GROUP may, in connection with this Agreement, collect Personal Data in relation to PROVIDING PARTY and PROVIDING PARTY’s employees, directors and other officers involved in providing Corporate Services or Transition Assistance hereunder.  Such Personal Data may be collected from PROVIDING PARTY, its employees, its directors, its officers, or from other (for example, published) sources; and some limited personal data may be collected indirectly at RECEIVING GROUP’s locations from monitoring devices or by other means (e.g., telephone logs, closed circuit TV and door entry systems).  Nothing in this Section 8.5(b) obligates PROVIDING PARTY or PROVIDING PARTY’s employees, directors or officers to provide Personal Data requested by RECEIVING PARTY.  RECEIVING GROUP may use and disclose any such data disclosed by PROVIDING PARTY solely for purposes connected with this Agreement and for the relevant purposes specified in the data privacy policy of RECEIVING GROUP or any Affiliate of RECEIVING GROUP (a copy of which is available on request).  RECEIVING PARTY will maintain the same level of protection for Personal Data collected from PROVIDING PARTY (and PROVIDING PARTY’s employees, directors and officers, as appropriate) as RECEIVING PARTY maintains with its own Personal Data, and will implement appropriate administrative, physical and technical measures to protect the personal data collected from PROVIDING PARTY and PROVIDING PARTY’s employees, directors and other officers against accidental or unlawful destruction or accidental loss, alternation, unauthorized disclosure or access.

ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS

EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY MADE IN THIS AGREEMENT, PROVIDING PARTY HAS NOT MADE AND DOES NOT HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES OR COVENANTS, STATUTORY OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY

PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS.  ALL OTHER REPRESENTATIONS, WARRANTIES, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY, COMMON LAW OR OTHERWISE, OF ANY NATURE, INCLUDING WITH RESPECT TO THE WARRANTIES OF MERCHANTABILITY, QUALITY, QUANTITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE RESULTS OBTAINED OF THE CONTINUING BUSINESS ARE HEREBY DISCLAIMED BY PROVIDING PARTY.

ARTICLE X
INDEMNIFICATION

10.1                        Indemnification.

(a)                                 Subject to Article IV, RECEIVING PARTY will indemnify, defend and hold harmless PROVIDING PARTY, each Subsidiary and Affiliate of PROVIDING PARTY, each of their respective past and present directors, officers, employees, agents, consultants, advisors, accountants and attorneys (“Representatives”), and each of their respective successors and permitted assigns (collectively, the “PROVIDING PARTY Indemnified Parties”) from and against any and all Damages (as defined below) incurred or suffered by the PROVIDING PARTY Indemnified Parties arising or resulting from the provision of Corporate Services or Transition Assistance hereunder, which Damages shall be reduced to the extent of:

(i)                                     Damages caused or contributed to  by PROVIDING PARTY’s negligence, willful misconduct or violation or law; or

(ii)                                  Damages caused or contributed to by a breach of this Agreement by PROVIDING PARTY.

“Damages” means, subject to Article IV hereof, all losses, claims, demands, damages, liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys’ fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or action).

(b)                                 Except as set forth in this Section 10.1(b), PROVIDING PARTY will have no liability to RECEIVING PARTY for or in connection with any of the Corporate Services  or  Transition  Assistance  rendered  hereunder  or  for  any  actions  or  omissions  of PROVIDING PARTY in connection with the provision of any Corporate Services or Transition Assistance hereunder.  Subject to the provisions hereof and subject to Article IV, PROVIDING PARTY will indemnify, defend and hold harmless RECEIVING PARTY, each Subsidiary and Affiliate of RECEIVING PARTY, each of their respective past and present Representatives, and each of their respective successors and permitted assigns (collectively, the “RECEIVING PARTY Indemnified Parties”) from and against any and all Damages incurred or suffered by the RECEIVING PARTY Indemnified Parties arising or resulting from either of the following:

(i)                                     any claim that PROVIDING PARTY’s use of the software or other intellectual property used to provide the Corporate Services or Transition Assistance, or any results and proceeds of such Corporate Services or Transition Assistance, infringes, misappropriates or otherwise violates any United States patent, copyright, trademark, trade secret or other intellectual property rights; provided, that such intellectual property indemnity shall not apply to the extent that any such claim arises out of any modification to such software or other intellectual property made by RECEIVING PARTY without PROVIDING PARTY’s authorization or participation, or

(ii)                                  PROVIDING PARTY’s (A) gross negligence, (B) willful misconduct, (C) improper use or disclosure of the RECEIVING GROUP’s customer information or (D) violations of law;

provided, that in each of the cases described in subclauses (i) and (ii) above, the amount of Damages incurred or sustained by RECEIVING PARTY shall be reduced to the extent such Damages shall have been caused or contributed to by any action or omission of RECEIVING PARTY in amounts equal to RECEIVING PARTY’s equitable share of such Damages determined in accordance with its relative culpability for such Damages or the relative fault of RECEIVING GROUP.

10.2                        Indemnification Procedures.

(a)                                 Claim Notice.  A Party that seeks indemnity under this Article X (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the Party from whom indemnification is sought (an “Indemnifying Party”), whether the Damages sought arise from matters solely between the Parties or from Third Party Claims.  The Claim Notice must contain (i) a description and, if known, estimated amount (the “Claimed Amount”) of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of facts then known by the Indemnified Party, and (iii) a demand for payment of those Damages.  No delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligations hereunder except to the extent of any Damages caused by or arising out of such failure.

(b)                                 Response to Notice of Claim.  Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, in which case, the Indemnifying Party will pay the Claimed Amount in accordance with a payment and distribution method reasonably acceptable to the Parties; or (ii) dispute that the Indemnified Party is entitled to receive all or any portion of the Claimed Amount, in which case, the Parties will resort to the dispute resolution procedures set forth in Section 1.3.

(c)                                  Contested Claims.  In the event that the Indemnifying Party disputes the Claimed Amount, as soon as practicable but in no event later than ten (10) days after the receipt of the written response referenced in Section 10.2(b)(ii) hereof, the Parties will begin the process to resolve the matter in accordance with the dispute resolution provisions of Section 1.3 hereof.  Upon ultimate resolution thereof, the Parties will take such actions as are reasonably necessary to comply with such agreement or instructions.

(d)                                 Third Party Claims.

(i)                                     In the event that the Indemnified Party receives notice or otherwise learns of the assertion by a Person who is not a Party hereto or a Subsidiary or Affiliate of a Party hereto of any claim or the commencement of any action (a “Third-Party Claim”) with respect to which the Indemnifying Party may be obligated to provide indemnification under this Article X, the Indemnified Party will give written notification to the Indemnifying Party of the Third-Party Claim.  Such notification will be given within fifteen (15) days after receipt by the Indemnified Party of notice of such Third-Party Claim, will be accompanied by reasonable supporting documentation submitted by such third party (to the extent then in the possession of the Indemnified Party) and will describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such  Third-Party  Claim and the amount of the claimed Damages; provided, however, that no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any liability for Damages or obligation hereunder except to the extent of any Damages caused by or arising out of such failure.  Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party.  During any period in which the Indemnifying Party has not so assumed control of such defense, the Indemnified Party will control such defense.

(ii)                                  The Party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense.

(iii)                               The Party controlling such defense (the “Controlling Party”) will keep the Non-controlling Party reasonably advised of the status of such Third-Party Claim and the defense thereof and will consider in good faith recommendations made by the Non-controlling Party with respect thereto.  The Non-controlling Party will furnish the Controlling Party with such information as it may have with respect to such Third-Party Claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Third-Party Claim.

(iv)                              The Indemnifying Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, that the consent of the Indemnified Party will not be required if (A) the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment, and (B) such settlement or judgment includes a full, complete and unconditional release of the Indemnified Party from further liability.  The Indemnified Party will not agree to any settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

ARTICLE XI
MISCELLANEOUS

11.1                        Relationship of the Parties.  The Parties declare and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor.  It is expressly understood and agreed that RECEIVING PARTY and PROVIDING PARTY are not partners, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture with respect to the Corporate Services or Transition Assistance.  Neither Party is an agent of the other and neither Party has any authority to represent or bind the other Party as to any matters, except as authorized herein or in writing by such other Party from time to time.

11.2                        Employees.  (a) As between the Parties, PROVIDING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries’ employees and for any injury to them in the course of their employment.  PROVIDING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

(b)                                 As between the Parties, RECEIVING PARTY shall be solely responsible for payment of compensation to its employees and for its Subsidiaries’ employees and for any injury to them in the course of their employment.  RECEIVING PARTY shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such Persons.

11.3                        Assignment.  Neither Party may assign, transfer or convey any right, obligation or duty, in whole or in part, or of any other interest under this Agreement relating to such Corporate Services or Transition Assistance without the prior written consent of the other Party, including any assignment, transfer or conveyance in connection with a sale of an asset to which one or more of the Corporate Services or Transition Assistance relate.  All obligations and duties of a Party under this Agreement shall be binding on all successors in interest and permitted assigns of such Party.  Each Party may use its Subsidiaries or Affiliates or subcontractors to perform the Corporate Services or Transition Assistance; provided, that such use shall not relieve such assigning Party of liability for its responsibilities and obligations hereunder.

11.4                        Severability.  In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under applicable law, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

11.5                        Third Party Beneficiaries.  The provisions of this Agreement are for the benefit of the Parties and their Affiliates and not for any other Person.  However, should any third party institute proceedings, this Agreement shall not provide any such Person with any remedy, claim, liability, reimbursement, cause of action, or other right.

11.6                        Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO SUCH STATE’S LAWS AND PRINCIPLES REGARDING THE CONFLICT OF LAWS.  Subject to Section 1.3, if any Dispute  arises out of or in connection with this Agreement, except as expressly contemplated by another provision of this Agreement, the Parties irrevocably (a) consent and submit to the exclusive jurisdiction of federal and state courts located in Jacksonville, Florida, (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient and (c) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO TRIAL OR ADJUDICATION BY JURY.

11.7                        Executed in Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

11.8                        Construction.  The headings and numbering of articles, Sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning, or interpretation of this Agreement or the particular Article or Section to which they relate.  This Agreement and the provisions contained herein shall not be construed or interpreted for or against any Party because that Party drafted or caused its legal representative to draft any of its provisions.

11.9                        Entire Agreement.  This Agreement, including all attachments, constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral  or written agreements, representations, statements, negotiations, understandings, proposals and undertakings, with respect to the subject matter hereof.

11.10                 Amendments and Waivers.  The Parties may amend this Agreement only by a written agreement signed by each Party and that identifies itself as an amendment to this Agreement.  No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed.  No course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.  Waiver by either Party of any default by the other Party shall not be deemed a waiver of any other default.

11.11                 Remedies Cumulative.  Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled by law or equity in case of any breach or threatened breach by the other Party of any provision in this Agreement.  Unless otherwise provided for under this Agreement, use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

11.12                 Taxes.  All charges and fees to be paid to PROVIDING PARTY under this Agreement are exclusive of any applicable taxes required by law to be collected from RECEIVING PARTY (including, without limitation, withholding, sales, use, excise, or services tax, which may be assessed on the provision of Corporate Services or Transition Assistance).  In the event that a withholding, sales, use, excise, or services tax is assessed on the provision of any of the Corporate Services or Transition Assistance under this Agreement, RECEIVING PARTY will pay directly, reimburse or indemnify PROVIDING PARTY for such tax, plus any applicable interest and penalties.  The Parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party.

11.13                 Changes in Law.  PROVIDING PARTY’s obligations to provide Corporate Services or Transition Assistance hereunder are to provide such Corporate Services or Transition Assistance in accordance with applicable laws as in effect on the date of this Agreement.  Each Party reserves the right to take all actions in order to ensure that the Corporate Services and Transition Assistance are provided in accordance with any applicable laws.

11.14                 Effectiveness.  Notwithstanding the date hereof, this Agreement shall become effective as of the Effective Date.

[signature page follows]

IN WITNESS WHEREOF, the Parties, acting through their authorized officers, have caused this Corporate Services Agreement to be duly executed and delivered as of the date first above written.

PROVIDING PARTY:

FIDELITY NATIONAL FINANCIAL, INC.

By:
Name:
Title:

RECEIVING PARTY:

CANNAE HOLDINGS, INC.

By:
Name:
Title:

Exhibit D

Form of Registration Rights Agreement

[See attached.]

REGISTRATION RIGHTS

AGREEMENT

by and among

Cannae Holdings, Inc.

and

[•]

[•], 2017

TABLE OF CONTENTS

Section 1.	Certain Definitions		1

Section 2.	Registration Rights		6

	2.1.	Demand Registrations	6
	2.2.	Piggyback Registrations	10
	2.3.	Allocation of Securities Included in Registration Statement	12
	2.4.	Registration Procedures	15
	2.5.	Registration Expenses	22
	2.6.	Certain Limitations on Registration Rights	22
	2.7.	Limitations on Sale or Distribution of Other Securities	22
	2.8.	No Required Sale	24
	2.9.	Indemnification	24
	2.10.	Limitations on Registration of Other Securities; Representation	28
	2.11.	No Inconsistent Agreements	28

Section 3.	Underwritten Offerings		28

	3.1.	Requested Underwritten Offerings	28
	3.2.	Piggyback Underwritten Offerings	29

Section 4.	General		29

	4.1.	Adjustments Affecting Registrable Securities	29
	4.2.	Rule 144 and Rule 144A	30
	4.3.	Nominees for Beneficial Owners	30
	4.4.	Amendments and Waivers	30
	4.5.	Notices	30
	4.6.	Successors and Assigns	31
	4.7.	Entire Agreement	32
	4.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	32
	4.9.	Interpretation; Construction	33
	4.10.	Counterparts	33
	4.11.	Severability	33
	4.12.	Remedies	33
	4.13.	Further Assurances	33
	4.14.	Confidentiality	34
	4.15.	Termination	34

Exhibit A - Joinder

i

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [•], by and among Cannae Holdings, Inc., a Delaware corporation (“Splitco”) and [•], a [•] (“[•]”), and is effective as of the date hereof. Certain capitalized terms are defined in Section 1.

W I T N E S S E T H:

WHEREAS, Fidelity National Financial, Inc., a Delaware corporation (“FNF”) and Splitco are parties to that certain Reorganization Agreement, dated as of [•] (the “Reorganization Agreement”), pursuant to which the parties thereto have agreed, among other things, to enter into certain transactions contemplated by the Reorganization Agreement, including the Contribution (as defined in the Reorganization Agreement) and the redemption of 100% of FNF’s class of common stock designated FNFV Group Common Stock, par value $0.0001 per share, for Splitco Common Stock (the “Redemption”, and together with the Contribution, the “Split-Off”);

WHEREAS, in connection with the transactions contemplated by the Reorganization Agreement, Splitco has entered into Stock Subscription Agreements, dated as of [•], with each of [•], [•] and [•], respectively, pursuant to which, prior to the Split-Off, FNF has agreed to cause its wholly-owned subsidiaries [•], [•] and [•] to subscribe for shares of Splitco Common Stock in exchange for a contribution of an aggregate of $100 million in cash (each such subscription by [•], [•] and [•], a “Subscription,” and collectively, the “Subscriptions”);

WHEREAS, on or prior to the date hereof, FNF and each of [•], [•] and [•] have consummated the Subscriptions; and

WHEREAS, in connection with the Subscriptions, the Split-Off and the transactions contemplated thereby, Splitco has agreed to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.                                           Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.2(d).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership, membership, limited liability company or other ownership interests, by contract or otherwise.  Notwithstanding the foregoing, for purposes of this Agreement, (i) none of FNF or any of its Subsidiaries shall be deemed to be Affiliates of Splitco or any of its Subsidiaries and (ii) none of Splitco or any of its Subsidiaries shall be deemed to be Affiliates of FNF or any of its Subsidiaries, in each case, for any periods prior to or following the Closing.

“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.4(v).

“Beneficial Ownership” shall mean, with respect to a specified Person, the ownership of securities as determined in accordance with Rule 13d-3 of the Exchange Act, as such Rule is in effect from time to time. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.

“Board” means the board of directors of Splitco.

“Business Day” shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in the City of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Splitco Common Stock.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(ii).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Eligible Block Participants” shall mean [•] and any Permitted Transferee that becomes a party to this Agreement.

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Expenses” means any and all fees and expenses incident to Splitco’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Splitco Common Stock are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for Splitco, (vii) with respect to each registration or underwritten offering, the fees and disbursements of counsel for [•], together with any local counsel, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by Splitco, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) fees and expenses of any transfer agent or custodian, (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities and (xii) expenses for securities law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means (1) any Person who is a signatory to this Agreement or (2) any Permitted Transferee to whom any Person who is a signatory to this Agreement shall assign or transfer any rights hereunder, provided, that such transferee has executed and delivered a Joinder and has thereby agreed in writing to be bound by this Agreement in respect of such Registrable Securities.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“Inspectors” has the meaning ascribed to such term in Section 2.4(k).

“Investor Shareholders” shall mean [•] and its respective Permitted Transferees that are Affiliates (for the avoidance of doubt, other than Splitco), in each case, to the extent such Person Beneficially Owns Registrable Securities and becomes a party to this Agreement (pursuant to a Joinder (as applicable)).

“Joinder” means a joinder agreement in the form of Exhibit A hereto.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

3

“Manager” has the meaning ascribed to such term in Section 2.1(g).

“NASD” means the National Association of Securities Dealers, Inc.

“Offering Document” means a registration statement, any prospectus or preliminary, final or summary prospectus or free writing prospectus, or any other document used in connection with the offering of securities covered thereby, any offering circular, notification, pricing disclosure or similar document, or any amendment or supplement to any of the foregoing.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Permitted Transferee” means, in relation to any Person who is a signatory to this Agreement, any Person who is an Affiliate of such Person.

“Person” means any individual, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Piggyback Registration” has the meaning ascribed to such term in Section 2.2(b).

“Piggyback Request” has the meaning ascribed to such term in Section 2.2(b).

“Piggyback Shares” has the meaning ascribed to such term in Section 2.3(a)(iii).

“Postponement Period” has the meaning ascribed to such term in Section 2.1(f).

“Public Offering” shall mean, other than the Split-Off, a bona fide underwritten public offering and sale or other transfer of Splitco Common Stock (other equity securities of Splitco) pursuant to an effective registration statement under the Securities Act.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720.

“Records” has the meaning ascribed to such term in Section 2.4(k).

“Registrable Securities” means (a) any shares of Splitco Common Stock held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Holders at a later time, (b) any shares issued or issuable, directly or indirectly, in exchange for or with respect to the Splitco Common Stock referenced in clause (a) above by way of stock dividend, stock split or combination of units or shares in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (1)

4

a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (2) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Reorganization Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.

“Rule 144” and “Rule 144A” have the meaning ascribed to such term in Section 4.2.

“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(i).

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(i).

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(j).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(j).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(j).

“Special Registration Statement” means: (a) a registration statement relating to any employee benefit plan; (b) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of

5

securities issued in connection with such transaction; or (c) a registration statement related to stock issued upon conversion of debt securities.

“Splitco” means has the meaning set forth in the Preamble.

“Splitco Common Stock” shall mean the shares of Splitco Common Stock, $0.0001 par value per share, of Splitco, and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of Splitco pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of Splitco or otherwise.

“Subscription(s)” has the meaning ascribed to such term in the Preamble.

“Subsidiary” means any direct or indirect subsidiary of Splitco on the date hereof and any direct or indirect subsidiary of Splitco organized or acquired after the date hereof.

“Valid Business Reason” has the meaning ascribed to such term in Section 2.1(f).

“WKSI” has the meaning ascribed to such term in Section 2.4(v).

Section 2.                                           Registration Rights.

2.1.                            Demand Registrations.

(a)                                 (i)                                     Subject to Sections 2.1(b) and 2.3, at any time and from time to time, following at least one (1) year after the effectiveness of the registration statement on Form S-4 of Splitco relating to the Split-Off and for so long as a Holder owns Registrable Securities, such Holder shall have the right to require Splitco to file one or more registration statements under the Securities Act covering all or any part of its and its Affiliates’ Registrable Securities by delivering a written request therefor to Splitco specifying the number of Registrable Securities to be included in such registration and the intended method of distribution therefor (a “Demand Registration Request”). The registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the “Initiating Holder(s)”).

(ii)                            Splitco shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to the Holders of record of Registrable Securities (other than the Initiating Holder(s), as applicable) no later than five (5) Business Days after the filing of a registration statement pursuant to the Demand Registration Request (or, in the case of a request for the filing of an automatic shelf registration statement, five (5) Business Days after receipt of the Demand Registration Request).

(b)                                 Splitco, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to Splitco for

6

inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder on the same terms and pursuant to the same intended method or methods of disposition as are set forth in the Demand Registration Request of the Initiating Holder) within ten (10) days after the receipt of the Demand Exercise Notice.

(c)                                  Splitco shall, subject to Section 2.1(b), use its reasonable best efforts to (x) as soon as reasonably practicable, but in no event later than sixty (60) days following receipt of a Demand Registration Request, file with the SEC the form and other necessary documents, and, as soon as reasonably practicable after such filing, use its best efforts to cause to be declared effective such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if Splitco is then eligible to use such a registration) of the Registrable Securities which Splitco has been so requested to register, for distribution in accordance with such intended method of distribution, and (y) if requested by the Initiating Holders, request acceleration of the effective date of the registration statement relating to such registration.

(d)                                 Any Initiating Holder and any other Holder that has requested its Registrable Securities be included in a Demand Registration may withdraw all or a portion of its Registrable Securities from such Demand Registration at any time prior to the effectiveness of the Demand Registration.  Upon receipt of a notice to such effect (A) from the Initiating Holder and all other Holders with respect to all of the Registrable Securities included by such Holders in such Demand Registration; or (B) from one or more Holders with respect to Registrable Securities held by them that would cause the anticipated aggregate offering price (after having subtracted all underwriting discounts and commissions) to fall to $10 million or below, Splitco shall cease all effort to secure effectiveness of the applicable Demand Registration.

(e)                                  Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) Splitco shall not be required to effect more than one (1) Demand Registration delivered by [•] pursuant to Section 2.1(a)(i) in any nine (9) month period (it being understood that a registration pursuant to a Piggyback Request (as defined below) by [•] shall not constitute a Demand Registration for the purposes of this Section 2.1(f)(i)); (ii) each registration in respect of a Demand Registration Request made by any Holder must include, in the aggregate (based on the Splitco Common Stock included in such registration by all Holders and other Persons participating in such registration), Registrable Securities having an aggregate market value of at least $10 million; and (iii) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving Splitco or any Subsidiary and, in each case, any successor thereto, or because Splitco does not yet have appropriate financial statements of acquired or to be acquired entities available for filing (in each case, a “Valid Business Reason”), then (x) Splitco may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more

7

than 120 days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by Splitco, any Subsidiary, and, in each case, any successor thereto, Splitco may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than 120 days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iii), the “Postponement Period”).  Splitco shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, together with a certificate of such determination signed by the Chief Executive Officer or Chief Financial Officer of Splitco, in each case, promptly after the occurrence thereof; provided, however, that Splitco shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period.

If Splitco shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (x) or (y) above, Splitco shall not, during the Postponement Period, register any Splitco Common Stock, other than pursuant to a Special Registration Statement.  Each Holder of Registrable Securities agrees that, upon receipt of any notice from Splitco that Splitco has determined to withdraw, terminate or postpone amending or supplementing any registration statement pursuant to clause (x) or (y) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement.  If Splitco shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), Splitco shall not be considered to have effected an effective registration for the purposes of this Agreement until Splitco shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn or terminated registration statement and such registration statement shall have been declared effective and shall not have been withdrawn.  If Splitco shall give any notice of withdrawal or postponement of a registration statement, Splitco shall, not later than five (5) Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 120 days after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case Splitco shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not thereafter be withdrawn or postponed pursuant to clause (x) or (y) of this Section 2.1(e).

(f)                                   In connection with any Demand Registration, the Participating Holders shall have the right to designate the lead managing underwriter (any lead managing underwriter for the

8

purposes of this Agreement, the “Manager”) in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided, that, such underwriter is reasonably satisfactory to Splitco, which approval shall not be unreasonably withheld or delayed.

(g)                                  The obligation to effect a Demand Registration as described in this Section 2.1 shall be deemed satisfied only when a registration statement covering the applicable Registrable Securities shall have become effective (unless, after effectiveness, the registration statement becomes subject to any stop order, injunction or other order of the SEC or other governmental agency, in which case the obligation shall not be deemed satisfied) and, if the method of disposition is a firm commitment underwritten public offering, all such Registrable Securities have been sold pursuant thereto.

(h)                                 Notwithstanding anything to the contrary herein, at such time as Splitco shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto and in the event that Splitco files a shelf registration statement under Rule 415 of the Securities Act pursuant to a Demand Registration Request and such shelf registration statement on Form S-3 becomes effective (such registration statement, a “Shelf Registration Statement”), the Initiating Holders with respect to such Demand Registration Request and the Holders of other Registrable Securities registered on such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect and only if the method of distribution set forth in the shelf registration allows for sales pursuant to an underwritten offering.

(i)                                     The Initiating Holders and such other Holders shall make such election by delivering to Splitco a written request (a “Shelf Underwriting Request”) for such underwritten offering to Splitco specifying the number of Shelf Registrable Securities that the Holders desire to sell pursuant to such underwritten offering (the “Shelf Underwriting”).  As promptly as practicable, but no later than five (5) Business Days after receipt of a Shelf Underwriting Request, Splitco shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to all other Holders of record of Shelf Registrable Securities.  Splitco, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the Registrable Securities of the Initiating Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to Splitco for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven (7) days after the receipt of the Shelf Underwriting Notice.  Splitco shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its reasonable best efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, if an Investor Shareholder wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take down of an already existing Shelf Registration Statement), then notwithstanding

9

the foregoing time periods, the Investor Shareholder only needs to notify the Company of the block trade Shelf Underwriting on the day such offering is to commence and the Company shall notify other Holders and other Holders must elect whether or not to participate on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with such Investor Shareholder with respect to the provision of necessary information) to facilitate such shelf offering (which may close as early as three (3) business days after the date it commences), provided, that in the case of such underwritten block trade, only Investor Shareholders shall have a right to notice and to participate, and provided, further, that the Investor Shareholder requesting such underwritten block trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of Offering Documents relating to the underwritten block trade.  Splitco shall, at the request of any Initiating Holder or any other Holder of Registrable Securities registered on such Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement (as defined in Section 2.4), any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by Splitco to effect such Shelf Underwriting.  Once a Shelf Registration Statement has been declared effective, the Holders of Registrable Securities may request, and Splitco shall be required to facilitate, an unlimited number of Shelf Underwritings with respect to such Shelf Registration Statement.  Notwithstanding anything to the contrary in this Section 2.1(j), each Shelf Underwriting must include, in the aggregate (based on the Splitco Common Stock included in such Shelf Underwriting by all Holders and other Persons participating in such Shelf Underwriting), shares of Splitco Common Stock having an aggregate market value of at least $10 million. Splitco agrees to use commercially reasonable efforts to keep each Shelf Registration Statement continuously effective until the earliest to occur of (i) the date specified by the Shelf Requesting Holder, if any, (ii) the day after the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, and (iii) the first date on which there shall cease to be any Registrable Securities covered by such Shelf Registration Statement.

2.2.                            Piggyback Registrations.

(a)                                 If Splitco proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities for its own account or for the account of any other shareholder under the Securities Act (other than pursuant to a Special Registration Statement), Splitco shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities, at least ten (10) Business Days prior to the filing of any registration statement under the Securities Act or earlier as required pursuant to Section 2.1 or otherwise.

(b)                                 Upon the written request of any Holder desiring to have Registrable Securities registered under this Section 2.2 (a “Piggyback Request”), made within ten (10) days following the receipt of written notice from Splitco pursuant to Section 2.3(a) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), Splitco shall, subject to Sections 2.2(e), 2.3 and 2.6

10

hereof, use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which Splitco at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by Splitco or the prospectus related thereto (the “Piggyback Registration”).

(c)                                  There is no limitation on the number of Piggyback Requests that may be made by Holders pursuant to the preceding sentence which Splitco is obligated to effect.  No registration of Registrable Securities effected under this Section 2.2(c) shall relieve Splitco of its obligations to effect Demand Registrations under Section 2.1 hereof. Notwithstanding the foregoing, if an Eligible Block Participant wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the Holder only needs to notify the Company of the block trade Shelf Underwriting on the day such offering is to commence and the Company shall notify other Holders and other Holders must elect whether or not to participate on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with such Holder with respect to the provision of necessary information) to facilitate such shelf offering (which may close as early as three (3) business days after the date it commences), provided that in the case of such underwritten block trade, only Eligible Block Participants shall have a right to notice and to participate, and provided, further, that the Holder requesting such underwritten block trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of Offering Documents related to the underwritten block trade.

(d)                                 Splitco, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Splitco Common Stock and (ii) any other shares of Splitco Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by Splitco after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders in such underwritten offering.

(e)                                  If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Splitco shall determine for any reason not to register or to delay registration of such equity securities, Splitco may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such

11

abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(f)                                   Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to Splitco of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration.

(g)                                  Splitco shall use commercially reasonable efforts to maintain the effectiveness of the registration statement relating to any Piggyback Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such registration statement have actually been sold.

2.3.                            Allocation of Securities Included in Registration Statement.

(a)                                 If any requested registration made pursuant to Section 2.1 (including a Shelf Underwriting) involves an underwritten offering and the Manager of such offering shall advise Splitco that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, Splitco, any Subsidiary, and, in each case, any successor thereto, or any other Persons exercising Additional Piggyback Rights exceeds the highest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Participating Holders, Splitco shall use its reasonable best efforts to include in such underwritten offering:

(i)                                     first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;

(ii)                                  second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that Splitco proposes to register; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i), totals no more than the Section 2.3(a) Sale Number; and

12

(iii)                               third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(a) Sale Number.

(b)                                 If any registration or offering made pursuant to Section 2.2 involves an underwritten primary offering on behalf of Splitco after the date hereof and the Manager shall advise Splitco that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, Splitco or any other Persons exercising Additional Piggyback Rights exceeds the highest number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to Splitco, Splitco shall include in such underwritten offering:

(i)                                     first, all equity securities that Splitco proposes to register for its own account;

(ii)                                  second, to the extent that the number of Registrable Securities to be included pursuant to clause (1) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion; provided, that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clause (i), totals no more than the Section 2.3(b) Sale Number; and

(iii)                               third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such securities

13

when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(b) Sale Number.

(c)                                  If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement and the Manager shall advise Splitco that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to Splitco, Splitco shall include in such underwritten offering:

(i)                                     first, the shares requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii)                                  second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided, that the number of such remaining Registrable Securities when aggregated with that number of shares requested to be included pursuant to clause (i), totals no more than the Section 2.3(c) Sale Number; and

(iii)                               third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated to shares Splitco proposes to register for its own account; provided, that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the Section 2.3(c) Sale Number.

(d)                                 If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in the registration to which

14

such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduce; provided, further, that in the event that a withdrawal or reduction pursuant to this Section 2.3(d) reduces the number of Registrable Securities to be included in an offering to fewer than the Section 2.3(a) Sale Number, the Section 2.3(b) Sale Number or the Section 2.3(c) Sale Number, as applicable, then the priority according to which any additional Registrable Securities shall be included therein shall be as set forth in Section 2.3(a), Section 2.3(b) or Section 2.3(c), applicable.

2.4.                            Registration Procedures.  If and whenever Splitco is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement (or use best efforts or reasonable best efforts to accomplish the same), Splitco shall, as expeditiously as possible:

(a)                                 prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by Splitco and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and Splitco shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as any Participating Holder pursuant to such registration statement shall request, and no less than 180 days, (provided, however, that as far in advance as reasonably practicable before filing an Offering Document, or before sending a response to an SEC comment letter prior to any such filing, Splitco will furnish to one counsel for the Holders participating in the planned offering (selected by the Participating Holders) and to one counsel for the Manager, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any objections to any information pertaining to any Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and Splitco shall make the changes reasonably requested by such counsel and shall not file any Offering Document to which the Participating Holders or the underwriters, if any, shall reasonably object, provided, that, notwithstanding the foregoing, in no event shall Splitco be required to file any document with the SEC which in the view of Splitco or its counsel does not comply with the requirements of the Securities Act or of the rules of regulations thereunder or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;

15

(b)                                 (i) prepare and file with the SEC such amendments, post-effective amendments and supplements (including, without limitation, any reports required to be filed pursuant to the Exchange Act) to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that Splitco may discontinue any registration of its securities that cease to be Registrable Securities; and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of Splitco’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c)                                  furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act or of the rules or regulations thereunder, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (Splitco hereby consenting to the use in accordance with all applicable laws of each such Offering Document by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d)                                 use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall Splitco be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)                                  promptly notify each Participating Holder and each managing underwriter, if any and, if requested by any such Person, confirm such notice in writing: (i) when the registration statement or any other Offering Document has been filed with the SEC and, with respect to the Offering Document, when the same has become effective; (ii) of any comment letter or request by the SEC or state securities authority for amendments or supplements to the registration

16

statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by Splitco of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which Splitco becomes aware which results in the Offering Document or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), unless Splitco has declared that a Postponement Period exists, Splitco shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f)                                   comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of Splitco’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g)                                  (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by Splitco are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by Splitco as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and comply (and continue to comply) with the requirements of any self-regulatory organization applicable to Splitco, including without limitation all corporate governance requirements;

17

(h)                                 (i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement; (ii) instruct such transfer agent (A) to release, on such effective date, any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold, and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or any managing underwriter; and (iii) in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(i)                                     enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that Splitco make to and for the benefit of such Holders the representations, warranties and covenants of Splitco which are being made to and for the benefit of such underwriters);

(j)                                    use its reasonable best efforts (i) to obtain an opinion from Splitco’s counsel and a “cold comfort” letter and updates thereof from the independent public accountants who have certified Splitco’s financial statements (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Participating Holders, and (ii) furnish to each Participating Holder upon its request and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;

(k)                                 deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and Splitco, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as Splitco may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Participating Holder or any such underwriter, (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of Splitco (the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and to use reasonable best efforts to cause applicable personnel and representatives of Splitco to meet with the Inspectors (if so requested) and to supply the information reasonably requested by any such Inspector in connection with such registration statement;

18

(l)                                     use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(m)                             provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(n)                                 use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the businesses of Splitco, any Subsidiary, and, in each case, any successor thereto, and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(o)                                 promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the representatives of Splitco, any Subsidiary, and, in each case, any successor thereto,  reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for such Participating Holders or underwriters may reasonably request (provided, that, notwithstanding the foregoing, in no event shall Splitco be required to file any document with the SEC which in the view of Splitco or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);

(p)                                 furnish to counsel for each Participating Holder upon its request and to each managing underwriter, without charge, upon request, at least one conformed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(q)                                 cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer

19

orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(r)                                    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to Splitco, Splitco will use its reasonable best efforts to make any such prohibition inapplicable;

(s)                                   use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies (including any filings as may be required to be made with FINRA) as may be necessary by virtue of the business and operations of Splitco, any Subsidiary, and, in each case, any successor thereto, to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods of disposition thereof;

(t)                                    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(u)                                 take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(v)                                 in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent Splitco is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to Splitco, and such Demand Registration Request requests that Splitco file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, Splitco shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  Splitco shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer

20

(as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.

If Splitco does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, Splitco agrees to pay such fee at such time or times as the Registrable Securities are to be sold.  If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year Splitco shall refile a new automatic shelf registration statement covering the Registrable Securities.  If at any time when Splitco is required to re-evaluate its WKSI status Splitco determines that it is not a WKSI, Splitco shall use its commercially reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If Splitco files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, Splitco agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

Splitco may require as a condition precedent to Splitco’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected furnish Splitco such information regarding such seller and the distribution of such securities as Splitco may from time to time reasonably request provided, that such information is necessary for Splitco to consummate such registration and shall be used only in connection with such registration or as shall be required by law in connection with the action taken by Splitco.

Each Holder of Registrable Securities agrees that upon receipt of any notice from Splitco of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by Splitco, will deliver to Splitco (at Splitco’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.  In the event Splitco shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

21

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of Splitco, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and Splitco, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of Splitco’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of Splitco, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of Splitco, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5.                            Registration Expenses.

(a)                                 Splitco shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.

(b)                                 Notwithstanding the foregoing, (i) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (ii) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder.

2.6.                            Certain Limitations on Registration Rights.  In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if Splitco has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other customary documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to Splitco or the underwriter as may be necessary to register such Person’s securities.

2.7.                            Limitations on Sale or Distribution of Other Securities.

(a)                                 Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Splitco Common Stock, or any other equity security of Splitco or any security convertible into or exchangeable or exercisable for any equity

22

security of Splitco (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days (plus any required seventeen (17) day lockup extension periods) or such shorter period as the managing underwriter shall agree to, provided, that (x) such shorter period shall apply to all Holders who are subject to such period and (y) if a managing underwriter of an offering releases any Holder of its obligations under this Section 2.7(a)(i), all other Holders shall be released from their obligations under this Section 2.7(a)(i), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time (and Splitco hereby also so agrees (except that Splitco may effect any sale or distribution of any such securities pursuant to a Special Registration Statement which is (A) then in effect or (B) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of Splitco purchased from Splitco at any time other than in a public offering so to agree); and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by Splitco for its own account (including without limitation any offering in which one or more Holders is selling Splitco Common Stock pursuant to the exercise of piggyback rights under Section 2.2 hereof), it will not sell any Splitco Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days (plus any required seventeen (17) day lockup extension periods) or such shorter period as the managing underwriter shall agree to, provided, that (x) such shorter period shall apply to all Holders who are subject to such period and (y) if a managing underwriter of an offering releases any Holder of its obligations under this Section 2.7(a)(ii), all other Holders shall be released from their obligations under this Section 2.7(a)(ii), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time (and Splitco hereby also so agrees (except that Splitco may effect any sale or distribution of any such securities pursuant to a Special Registration Statement which is (A) then in effect or (B) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of Splitco purchased from Splitco at any time other than in a public offering so to agree).

(b)                                 Splitco hereby agrees that, in connection with an offering pursuant to Section 2.1 or 2.2, Splitco shall not sell, transfer, or otherwise dispose of, any Splitco Common Stock, or any other equity security of Splitco or any security convertible into or exchangeable or exercisable for any equity security of Splitco (other than as part of such Public Offering, or other than pursuant to a Special Registration Statement which is (i) then in effect or (ii) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of ninety (90) days (or such shorter period to which the Participating Holders shall agree) shall have elapsed from the pricing date of such offering (in each case plus customary seventeen (17) day lockup extension periods); and Splitco shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security

23

convertible into or exchangeable or exercisable for any equity security of Splitco purchased from Splitco at any time other than in a public offering to so agree.

2.8.                            No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9.                            Indemnification.

(a)                                 In the event of any registration or offer and sale of any securities of Splitco under the Securities Act pursuant to this Section 2, Splitco will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with Splitco’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by Splitco to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by Splitco of any federal, state or common law rule or regulation applicable to Splitco and relating to action required of or inaction by Splitco in connection with any such registration, and Splitco will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that Splitco shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a

24

material fact made in such Offering Document in reliance upon written information furnished to Splitco by or on behalf of such indemnified party for use therein.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)                                 Each Participating Holder (and, if Splitco requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law Splitco, its Subsidiaries (and, in each case, any successor thereto) officers and directors, each Person controlling Splitco within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Offering Document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to Splitco or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such Offering Document which corrected or made not misleading information previously furnished to Splitco.  Splitco and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to Splitco for use in any such Offering Document are statements specifically relating to (i) the Beneficial Ownership of shares of Splitco Common Stock by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such Participating Holder.  If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

25

(c)                                  Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by Splitco and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)                                 Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2.  In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

26

(e)                                  If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e).  The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than Splitco, any Subsidiary, and, in each case, any successor thereto) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).  In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f)                                   The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g)                                  The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

27

2.10.                     Limitations on Registration of Other Securities; Representation.  Except for any agreements entered into with [•] and [•] in connection with their respective Subscriptions, from and after the date of this Agreement, Splitco shall not, without the prior written consent of Holders holding more than fifty percent (50%) of the Registrable Securities enter into any agreement with any holder or prospective holder of any securities of Splitco giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Holders hereunder unless Splitco shall also give such rights to such Holders.

2.11.                     No Inconsistent Agreements.  Splitco shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

Section 3.                                           Underwritten Offerings.

3.1.                            Requested Underwritten Offerings.  If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, Splitco shall enter into a customary underwriting agreement with the underwriters.  Such underwriting agreement shall (i) be satisfactory in form and substance to the Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, Splitco and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein.  In connection with a registration requested under Section 2.1, any  Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Splitco to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that Splitco shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  In connection with a registration requested under Section 2.1, unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with Splitco or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

28

3.2.                            Piggyback Underwritten Offerings.  In the case of a registration pursuant to Section 2.2, if Splitco shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement.  In the case of a registration pursuant to Section 2.2, any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Splitco to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, that Splitco shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  In the case of a registration pursuant to Section 2.2, unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with Splitco or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

Section 4.                                           General

4.1.                            Adjustments Affecting Registrable Securities.  Splitco agrees that it shall not effect or permit to occur any combination or subdivision of shares of Splitco Common Stock which in the judgment of a managing underwriter of any underwritten offering of Splitco’s securities would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.  Splitco agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Splitco Common Stock if in the reasonable judgment of (a) the Participating Holders or (b) the Manager for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of Splitco, any successor or assign of Splitco (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any Subsidiary of Splitco which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

29

4.2.                            Rule 144 and Rule 144A.  If Splitco shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Splitco Common Stock or Common Stock Equivalents, Splitco covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if Splitco is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, Splitco will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.3.                            Nominees for Beneficial Owners.  If Registrable Securities are held by a nominee for the Beneficial Owner thereof the Beneficial Owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided, that Splitco shall have received assurances reasonably satisfactory to it of such Beneficial Ownership.

4.4.                            Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against Splitco or any Holder unless such modification, amendment or waiver is approved in writing by (i) Splitco, (ii) the Holders holding a majority of the Registrable Securities then held by all Holders provided, that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately materially adversely affects any Holder shall not be effective without the written approval of such Holder.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.5.                            Notices.  Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument addressed to such party delivered in person, by nationally recognized overnight courier or first class registered or certified mail, return receipt requested,

30

postage prepaid, or by facsimile or electronic mail at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

(i)                                     if to Splitco, to:

Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134

Attention:  Executive Vice President, General Counsel and Corporate Secretary
Facsimile: 702-243-3251

(ii)                                  if to [•], to:

[•]

601 Riverside Avenue

Jacksonville, FL 32204
Attention:  Executive Vice President, General Counsel and Corporate Secretary
Facsimile: 702-243-3251

All such notices, requests, consents and other communications shall be deemed to have been given to the receiving party upon actual receipt, if delivered in person; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile; or on the next business day after deposit with an overnight courier, if sent by overnight courier.

4.6.                            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not.  This Agreement may not be assigned by Splitco without the prior written consent of [•] (or each of its Permitted Transferees, as applicable). Each Holder shall have the right to assign all or part of its or his rights and obligations under this Agreement only in accordance with transfers of Registrable Securities to such Holder’s Permitted Transferees.  For the avoidance of doubt, [•] shall have the right to assign all or part of its rights and obligations under this Agreement to any of its Affiliates in connection with any transfer of Registrable Securities to such Affiliate.  Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee.  If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.  The parties hereto and their respective successors may assign their rights under this Agreement, in whole or in part, to any purchaser of shares of Registrable Securities held by them.

31

4.7.                            Entire Agreement.  This Agreement, and the other documents referred to herein or therein or delivered pursuant hereto or thereto which form part hereof constitute the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

4.8.                            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b)                                 Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in (A) the Court of Chancery of the State of Delaware or (B) the United States District Court located in the State of Delaware and waives any claim that such suit or proceeding has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final and unappealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction within or outside the United States or in any other manner provided in law or in equity

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.8.

32

4.9.                            Interpretation; Construction.

(a)                                 The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)                                 The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.10.                     Counterparts.  This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.

4.11.                     Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.12.                     Remedies.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13.                     Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may

33

request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.14.                     Confidentiality.  Each Holder agrees that all material non-public information provided pursuant to or in accordance with the terms of this Agreement shall be kept confidential by the person to whom such information is provided, until such time as such information becomes public other than through violation of this provision.  Notwithstanding the foregoing, any party may disclose the information if required to do so by any law, rule, regulation, order, decree or subpoena of any governmental agency or authority or court.

4.15.                     Termination.  Other than with respect to the indemnification obligations of Splitco set forth in Section 2.9, and the other obligations that by their nature should survive following the time at which a Holder ceases to hold Registrable Securities, Splitco’s obligations under this Agreement shall cease with respect to any Holder when such Holder ceases to hold Registrable Securities.

[Remainder of Page Intentionally Left Blank]

34

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SPLITCO:

CANNAE HOLDINGS, INC.

By:
Name:
Title:

[•]:

[•]

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of [         ] by the undersigned (the “New Holder”) in accordance with the terms and conditions set forth in that certain Registration Rights Agreement by and among Cannae Holdings, Inc., a Delaware corporation (including any successor, “Splitco”), and [•] (as defined therein), dated as of [•] (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, Splitco and the Holders. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery to Splitco of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the New Holder hereby agrees as follows:

1.                                      Joinder. By the execution and delivery of this Joinder, the New Holder hereby agrees to become, and to be deemed to be, and shall become and be deemed to be, for all purposes under the Registration Rights Agreement, a Holder, with the same force and effect as if the New Holder had been an original signatory thereto, and the New Holder agrees to be bound by all of the terms and conditions of, and to assume all of the obligations of, a Holder under, the Registration Rights Agreement. All of the terms, provisions, representations, warranties, covenants and agreements set forth in the Registration Rights Agreement with respect to a Holder are incorporated by reference herein and shall be legally binding upon, and inure to the benefit of, the New Holder.

2.                                      Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by Splitco to carry out the provisions of this Joinder or the Registration Rights Agreement.

3.                                      Binding Effect. This Joinder and the Registration Rights Agreement shall be binding upon, and shall inure to the benefit of, the New Holder and its successors and Permitted Assigns, subject to the terms and provisions of the Registration Rights Agreement. It shall not be necessary in connection with the New Holder’s status as a Holder to make reference to this Joinder.

IN WITNESS WHEREOF, the New Holder has executed this Joinder as of the date first above written.

[NEW HOLDER]

By:

Name:

Title:

Address:

Accepted and agreed:

CANNAE HOLDINGS, INC.

By:
Name:
Title:

3

Exhibit E

Form of Tax Matters Agreement

[See attached.]

4

TAX MATTERS AGREEMENT

by and between

FIDELITY NATIONAL

FINANCIAL, INC.,

and

CANNAE HOLDINGS, INC,

dated as of [•]

5

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (the “Agreement”), dated as of [•], is entered into by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“FNF”), and CANNAE HOLDINGS, INC. a Delaware corporation and a direct, wholly-owned subsidiary of FNF (“Splitco”).

W I T N E S S E T H

WHEREAS, FNF and Splitco entered into the Reorganization Agreement pursuant to which FNF agreed to contribute to Splitco 100% of FNF’s interest in Fidelity National Financial Ventures, LLC (the “Contribution”) and to distribute shares of Splitco Common Stock held by FNF to the holders of FNFV Common Stock in redemption of 100% of the FNFV Common Stock (the “Redemption”) as described therein;

WHEREAS, the parties intend that the Contribution and the Redemption shall qualify as a tax-free reorganization under Sections 368(a) and 355 of the Code and a distribution to which Sections 355 and 361 of the Code apply, respectively; and

WHEREAS, the parties wish to (a) provide for the payment of Tax liabilities and entitlement to Refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes, and (b) set forth certain covenants and indemnities relating to the preservation of the intended Tax treatment of the Contribution and the Redemption.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein and in any other document executed in connection with this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1                               For purposes of this Agreement, the following terms shall have the meanings set forth below:

Agreement shall have the meaning given in the Preamble.

Business Day shall mean a day except a Saturday, a Sunday or other day on which the banks in New York City are authorized or required by Law to be closed.

Code shall mean the United States Internal Revenue Code of 1986, as amended.

Contribution shall have the meaning given in the Recitals.

Disqualifying Action shall mean (i) any action by a member of the FNF Group that, or the failure to take any action within its control which, negates the Tax-Free Status of the Transactions, or (ii) any event or series of events, as a result of which any Person or Persons (directly or indirectly) acquire, or have the right to acquire, from FNF and/or one or more direct or indirect holders of outstanding shares of FNF equity interests, equity interests that, when combined with any other changes in ownership of FNF equity interests, causes the Redemption to be a taxable event to FNF as a result of the application of Section 355(e) of the Code or to be a taxable event as a result of a failure to satisfy the requirements described under  Treasury Regulation Sections 1.355-(2)(c) or (d); provided, however, the term “Disqualifying Action” shall not include any action (i) taken on or prior to the Redemption or (ii) required or expressly permitted under any Transaction Document or that is undertaken pursuant to the Restructuring.

Extraordinary Transaction shall mean any action that is not in the ordinary course of business, but shall not include any action that is undertaken pursuant to the Restructuring.

Final Determination shall have the meaning given to the term “determination” by Section 1313 of the Code with respect to United States federal Tax matters and with respect to foreign, state and local Tax matters Final Determination shall mean any final settlement with a relevant Tax Authority that does not provide a right to appeal or any final decision by a court with respect to which no timely appeal is pending and as to which the time for filing such appeal has expired.  For the avoidance of doubt, a Final Determination with respect to United States federal Tax matters shall include any formal or informal settlement entered into with the IRS with respect to which the taxpayer has no right to appeal.

FNF shall have the meaning given in the Preamble.

FNF Consolidated Group shall mean the affiliated group of corporations within the meaning of Section 1504(a) of the Code of which FNF is the common parent corporation, and any other group filing consolidated, combined or unitary Tax Returns under state, local or foreign Law that includes at least one member of the FNF Group, on the one hand, and at least one member of the Splitco Group, on the other hand.

FNF Group shall mean, individually and collectively, as the case may be, FNF and each of its present and future direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which FNF is the common parent corporation if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof), other than a member of the Splitco Group.

Indemnified Party shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

Indemnifying Party shall mean any Person from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

2

IRS shall mean the United States Internal Revenue Service.

Opinion shall mean an opinion obtained by Splitco (at its sole expense) in form and substance reasonably satisfactory to FNF providing that the completion of a proposed action by the Splitco Group (or any member thereof) prohibited by Section 5.1(a) or (b) should not affect the Tax-Free Status of the Transactions. Any Opinion shall be delivered by a nationally recognized U.S. tax advisor reasonably acceptable to FNF.

Passthrough Tax Return shall mean an information Tax Return filed by an entity in which Splitco directly or indirectly owns an interest, which Tax Return reports Taxes that flow through and are or will be required to be reported on a Tax Return of a member of the FNF Group.

Person shall mean and includes any individual, corporation, company, association, partnership, joint venture, limited liability company, joint stock company, trust, unincorporated organization, or other entity.

Post-Redemption Taxable Period shall mean a taxable period that begins after the Redemption Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Redemption Date.

Pre-Redemption Taxable Period shall mean a taxable period that ends on or before the Redemption Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Redemption Date.

Redemption shall have the meaning given in the Recitals.

Redemption Date shall mean the date on which the Redemption shall be effected.

Refund shall mean any refund of Taxes, including any reduction in liability for such Taxes by means of a credit, offset or otherwise.

Reorganization Agreement shall mean the Reorganization Agreement by and between FNF and Splitco, dated as of [•].

Restricted Period shall mean the period commencing upon the Redemption Date and ending at the close of business on the first day following the second anniversary of the Redemption Date.

Restructuring shall mean the Contribution and the Redemption.

Ruling shall mean a private letter ruling, in form and substance reasonably satisfactory to FNF, providing that the completion of a proposed action by the Splitco Group (or

3

any member thereof) prohibited by Section 5.1(a) or (b) would not affect the Tax-Free Status of the Transactions.

Safe Harbor VIII Person shall mean an employee, independent contractor or director of any member of the Splitco Group, or any other Person, in each case, who is permitted to receive Splitco stock under Safe Harbor VIII in Treasury Regulations Section 1.355-7(d).

Splitco shall have the meaning given in the Preamble.

Splitco Group shall mean, individually and collectively, as the case may be, Splitco and each of its present and future direct and indirect subsidiaries, including any corporations that would be members of the affiliated group of which Splitco is the common parent corporation if they were includible corporations under Section 1504(b) of the Code (in each case, including any successors thereof).

Splitco Tax Liability shall mean any Splitco Liability relating to Taxes, whether owed to a Tax Authority or to FNF, including in respect of any reduction in Taxes attributable to use of a Tax Item that constitutes an FNF Retained Asset.

Straddle Period shall mean a taxable period that begins on or before and ends after the Redemption Date.

Tax or Taxes shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Tax Authority and shall include any transferee liability in respect of taxes.

Tax Authority shall mean the IRS and any other domestic or foreign governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

Tax Detriment shall mean an increase in the Tax liability (or reduction in Refund or credit or item of deduction or expense, including any carryforward) of a taxpayer (or of a consolidated, combined or unitary Tax group of which it is a member) for any taxable period.

Tax-Free Status of the Transactions shall mean the qualification of the Contribution and the Redemption as a reorganization within the meaning of Section 368(a) of the Code and a distribution to which Section 355 of the Code applies and in which the Splitco Common Stock distributed is “qualified property” under Section 361(c) of the Code.

4

Tax Item shall mean any item of income, gain, loss, deduction, expense or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

Tax Notice shall have the meaning given to such term in Section 4.3.

Tax Return shall mean any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, or declaration of estimated Tax) supplied or required to be supplied to, or filed with, a Tax Authority in connection with the payment, determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax and any amended Tax return or claim for Refund.

Transfer Taxes shall mean all sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar Taxes imposed on the Contribution or Redemption.

Transaction Documents shall mean this Agreement and the Reorganization Agreement.

Transaction Taxes shall mean any Tax Detriment incurred by FNF, Splitco or any of their respective Affiliates as a result of the Contribution or the Redemption failing to qualify as a reorganization within the meaning of Section 368(a) of the Code and a distribution to which Section 355 of the Code applies or corresponding provisions of other applicable Laws with respect to Taxes.

Treasury Regulations shall mean the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

1.2                               Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Reorganization Agreement.

ARTICLE II

TAX RETURNS, INDEMNIFICATION AND PAYMENT

2.1                               Preparation of Tax Returns.

(a)                                 FNF shall prepare and timely file, or cause to be prepared and timely filed, taking into account applicable extensions, all Tax Returns of each FNF Consolidated Group for taxable periods beginning on or before the Redemption Date.

(b)                                 After the Redemption Date, Splitco shall prepare and timely file, or cause to be prepared and timely filed, taking into account all applicable extensions, all Passthrough Tax

5

Returns to the extent that Splitco possesses the ability to prepare and file, or to cause the preparation and filing of, such Tax Returns, whether through express provisions of the governing documents, ownership interest or otherwise, and all such Tax Returns shall be prepared on a basis consistent with past practices and prior Tax reporting positions.  Splitco shall provide to FNF, (i) at least 30 days prior to the applicable deadline for filing of any such Tax Return, and (ii) as soon as practical, in the case of any other Passthrough Tax Return in respect of which Splitco possesses review or approval rights, whether through express provisions of the governing documents, ownership interest or otherwise, a copy of such Tax Return, along with supporting workpapers, for FNF’s review and comment, and to the extent FNF has any comments with respect to such Tax Returns, Splitco shall incorporate, or cause to be incorporated, such comments in such Tax Returns.

(c)                                  Notwithstanding anything to the contrary in this Agreement, for all Tax purposes, the parties shall report any Extraordinary Transactions that are caused or permitted to occur by Splitco or any of its respective subsidiaries on the Redemption Date after the completion of the Restructuring as occurring on the day after the Redemption Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or any similar or analogous provision of state, local or foreign Law.  The parties hereto agree that neither party will make a ratable allocation election under Treasury Regulations Sections 1.1502-76(b)(2)(ii)-(iii ) and 1.706-4(a)(3) or any other similar provision of state or local Law, and all allocations between the Pre-Redemption Taxable Period and the Post-Redemption Taxable Period shall be made on a “closing of the books method.”

2.2                               Tax Attributes.  Tax attributes for Pre-Redemption Taxable Periods and any Straddle Period shall be allocated to the members of the FNF Group and the members of the Splitco Group, as applicable, in accordance with the Code and Treasury Regulations (and any applicable state, local and foreign Laws or regulations).  FNF shall determine the amounts of such attributes as of the Redemption Date, and the parties hereby agree to compute all Tax liabilities for taxable years ending after the Redemption Date consistently with that determination.

2.3                               Indemnification by FNF.  FNF hereby covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to pay (or cause to be paid) and, from and after the Closing, to indemnify, defend and hold harmless the Splitco Group from and against any Losses incurred by the Splitco Group, to the extent arising out of or relating to (i) any Taxes pursuant to Treasury Regulations Section 1.1502-6 (or comparable provision under any other applicable Law) by reason of a member of Splitco having been a member of an FNF Consolidated Group on or prior to the Redemption Date, excluding any Taxes described in Section 2.4, (ii) any reduction in a Tax payable by the FNF Group by reason of the use or offset of any Tax Item that constitutes a Splitco Asset, but, for the avoidance of doubt, without duplication of any prior payment or other accrual, and (iii) any Taxes that arise from or are attributable to a Disqualifying Action.

6

2.4          Indemnification by Splitco.  Splitco hereby covenants and agrees, on the terms and subject to the limitations set forth in this Agreement, to pay (or cause to be paid) and, from and after the Closing, to indemnify, defend and hold harmless the FNF Group from and against any Losses incurred by the FNF Group, to the extent arising out of or relating to (i) any Splitco Tax Liability, but, for the avoidance of doubt, without duplication of any prior payment or other accrual, (ii) any Transaction Taxes, (iii) any Taxes arising as a result of the Restructuring, and (iv) all Transfer Taxes, except, in each case, for Taxes that arise from or are attributable to a Disqualifying Action.

2.5          Indemnity Amount.  The amount of any indemnification payment pursuant to this Agreement shall be reduced by the amount of any reduction in Taxes actually realized by the Indemnified Party as a result of the event giving rise to the indemnification payment by the end of the taxable year in which the indemnity payment is made, and shall be increased if and to the extent necessary to ensure that, after all required Taxes on the indemnity payment are paid (including Taxes applicable to any increases in the indemnity payment under this Section 2.5), the Indemnified Party receives the amount it would have received if the indemnity payment was not taxable.

2.6          Payment.  If the Indemnifying Party is required to indemnify the Indemnified Party pursuant to Article II, the Indemnified Party shall submit its calculations of the amount required to be paid pursuant to this Article II (which shall be net of any Tax benefit realized by the Indemnified Party) showing such calculations in sufficient detail so as to permit the Indemnifying Party to understand the calculations.  Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than ten (10) Business Days after the Indemnifying Party receives the Indemnified Party’s calculations, the amount that the Indemnifying Party is required to pay the Indemnified Party pursuant to Article II.  If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within ten (10) Business Days of receiving such calculations.  Any dispute regarding such calculations shall be resolved in accordance with Section 6.12 of this Agreement.

2.7          Penalties, Additions to Tax and Interest.  Penalties, additions to Tax and interest on any Tax deficiencies or overpayments will be allocated as the underlying deficiencies or overpayments are allocated under this Agreement.

2.8          Characterization of Payments.  For all Tax purposes, FNF and Splitco agree to treat (i) any amount payable with respect to any Tax under this Agreement as occurring immediately prior to the Redemption, as an inter-company distribution or a contribution to capital, as the case may be and (ii) any payment of interest or non-federal Taxes by or to a Tax Authority as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise mandated by applicable Law.

7

2.9          Time Limits.  Any claim under this Article II with respect to a Tax liability must be made no later than thirty (30) days after the expiration of the applicable statute of limitations (including any extensions thereof) for assessment of such Tax liability.

2.10        Payment of Transfer Taxes.  All Transfer Taxes shall be borne solely by Splitco. The party required by applicable Law shall remit payment for any Transfer Taxes and duly and timely file any related Tax Returns, subject to any indemnification rights it may have against the other party, which shall be paid in accordance with this agreement.

ARTICLE III

COOPERATION AND RECORD RETENTION

3.1          Cooperation; Maintenance and Retention of Records.  FNF and Splitco shall, and shall cause the FNF Group and the Splitco Group respectively to, provide the requesting party with such assistance and documents as may be reasonably requested by such party in connection with (i) the preparation of any Tax Return of any member of the FNF Group or the Splitco Group with respect to a Pre-Redemption Taxable Period, (ii) the conduct of any audit or other proceeding relating to liability for, Refunds of or adjustments with respect to Taxes in a Pre-Redemption Taxable Period attributable to any member of the FNF Group or the Splitco Group and (iii) any matter relating to the Restructuring.  FNF and Splitco shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents.  A party intending to destroy any material records or documents shall provide the other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents.  The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

ARTICLE IV

REFUNDS, CARRYBACKS AND AUDITS

4.1          Refunds of Taxes.  FNF shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable Tax Authority) for which FNF is or may be liable pursuant to Article II of this Agreement, and Splitco shall be entitled to all Refunds relating to Taxes (plus any interest thereon received with respect thereto from the applicable Tax Authority) for which Splitco is or may be liable pursuant to the provisions of Article II of this Agreement.  A party receiving a Refund to which another party is entitled pursuant to this Agreement shall pay the amount to which such other party is entitled

8

(plus any interest thereon received with respect thereto from the applicable Tax Authority less any Taxes payable by reason of the receipt of such Refund and interest) within ten (10) days after the receipt of the Refund.

4.2          Carrybacks.  Unless otherwise required by applicable Law, neither Splitco nor any of the members of the Splitco Group shall carry back any Tax Item from a Post-Redemption Taxable Period to any Pre-Redemption Taxable Period of an FNF Consolidated Group, unless the member is not permitted under applicable Law to forgo carrying back the Tax Item before it carries the Tax Item forward.  Notwithstanding any other provision in this Agreement to the contrary, FNF shall be entitled to any Refunds resulting from a carry back permitted by the prior sentence.

4.3          Audits and Proceedings.

(a)           If after the Closing Date, an Indemnified Party or any of its Affiliates receives any notice, letter, correspondence, claim or decree from any Tax Authority (a “Tax Notice”) and, upon receipt of such Tax Notice, believes it has suffered or potentially could suffer any Tax liability for which it is indemnified pursuant to Sections 2.3 or 2.4, the Indemnified Party shall deliver such Tax Notice to the Indemnifying Party within ten (10) days of the receipt of such Tax Notice; provided, however, that the failure of the Indemnified Party to provide the Tax Notice to the Indemnifying Party shall not affect the indemnification rights of the Indemnified Party pursuant to Sections 2.3 or 2.4, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party’s failure to deliver such Tax Notice.  Subject to Section 4.3(b) below, the Indemnifying Party shall have the right to (i) handle, defend, conduct and control, at its own expense, any Tax audit or other proceeding that relates to such Tax Notice and (ii) compromise or settle any such Tax audit or other proceeding that it has the authority to control pursuant to this Section 4.3(a) subject, in the case of a compromise or settlement that could materially adversely affect the Indemnified Party, to the Indemnified Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)           Notwithstanding Section 4.3(a), (i) Splitco and FNF shall have the right to jointly control any audit or proceeding relating to Transaction Taxes or the Tax-Free Status of the Transactions, and (ii) neither Splitco nor FNF shall compromise or settle any such audit or proceeding without the other party’s consent (such consent not to be unreasonably withheld, conditioned or delayed).

(c)           If the Indemnifying Party fails within a reasonable time after notice to defend any Tax Notice or the resulting audit or proceeding as provided herein, the Indemnified Party shall control such audit or proceeding; provided, however, that (i) the Indemnified Party shall keep the Indemnifying Party reasonably informed as to the status of such audit or proceedings (including by providing copies of all notices received from the relevant Tax Authority), (ii) the Indemnifying Party shall have the right to review and comment on any correspondence from the Indemnified Party to the relevant Tax Authority prior to submission of

9

such correspondence to the Tax Authority and (iii) the Indemnified Party shall not settle or compromise any such audit or proceeding without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party shall pay to the Indemnified Party the amount of any Tax liability within ten (10) days after a Final Determination of such Tax liability.

ARTICLE V

TAX-FREE STATUS OF THE TRANSACTIONS

5.1          Covenants.

(a)           During the Restricted Period, none of Splitco or any of its subsidiaries (or any officers or directors acting on behalf of Splitco or its subsidiaries, or any Person acting with the implicit or explicit permission of any such officers or directors) shall take or fail to take any reasonably required action if such action (or the failure to take such reasonably required action) would (i) be inconsistent with any covenant or representation made by Splitco or any of its subsidiaries in any Transaction Document, or (ii) prevent, or be reasonably likely to prevent, the Contribution or the Redemption from qualifying for the intended Tax-Free Status of the Transactions.

(b)           Without limiting the generality of the foregoing, during the Restricted Period, subject to Section 5.1(c) and (d), none of Splitco or any of its subsidiaries (or any officers or directors acting on behalf of Splitco or its subsidiaries, or any Person acting with the implicit or explicit permission of any such officers or directors) shall:

(i)            enter into any agreement, understanding, arrangement or substantial negotiations, as defined in Treasury Regulations Section 1.355-7(h), pursuant to which any Person or Persons would (directly or indirectly) acquire, or have the right to acquire, Splitco equity interests.  For these purposes, an acquisition of Splitco equity interests shall include any recapitalization, repurchase or redemption of Splitco equity interests, any issuance of Splitco equity interests (including any nonvoting stock) or an instrument exchangeable or convertible into such an equity interest (whether pursuant to an exercise of stock options, as a result of a capital contribution or otherwise), any option grant, any amendment to the certificate of incorporation (or other organizational document) of Splitco, or any other action (whether effected through a shareholder vote or otherwise) affecting the voting rights of Splitco equity interests (including through the conversion of any such equity interests into another class of equity interests); or

(ii)           sell or transfer, or cease to actively engage, in its active trade or business for purposes of Section 355(b) of the Code.

(c)           Notwithstanding the foregoing, Splitco and its Affiliates may take any action prohibited by the foregoing if: (i) FNF receives prior written notice describing the

10

proposed action in reasonable detail, and (ii) Splitco delivers to FNF either (x) an Opinion or (y) a Ruling.  For the avoidance of doubt, the FNF Group’s right to indemnification for Transaction Taxes shall be determined without regard to whether Splitco satisfies any or all of the requirements of this Section 5.1(c).

(d)           Notwithstanding any provision of this Agreement to the contrary, Splitco shall be permitted to issue to a Safe Harbor VIII Person reasonable Splitco equity based compensation for services rendered to a member of the Splitco Group, including issuing options to acquire Splitco Common Stock, issuing Splitco Common Stock upon the exercise of such an option and issuing restricted Splitco Common Stock.

5.2          Cooperation and Other Covenants.

(a)           Notice of Subsequent Information.  Each of FNF, on the one hand, and Splitco, on the other hand, shall furnish each other with a copy of any document or information that could be expected to have an impact on the Tax-Free Status of the Transactions.

(b)           Post-Closing Cooperation.  No member of the Splitco Group shall file any request for a Ruling without the prior written consent of FNF if a favorable Ruling would be reasonably likely to have the effect of creating any actual or potential obligations of, or limitations on, any member of the FNF Group.

ARTICLE VI

MISCELLANEOUS

6.1          Termination of Prior Tax Matters Agreements; Regulatory Agreements.

(a)           This Agreement shall take effect on the Redemption Date and shall replace all other Tax sharing, indemnification and similar agreements, whether or not written, in respect of any Taxes between or among the FNF Group on the one hand and the Splitco Group on the other (other than this Agreement and any other Transaction Document), except to the extent prohibited by applicable regulatory requirements as of the Redemption (“Regulatory Agreements”).  All such replaced agreements, other than Regulatory Agreements, shall be canceled as of the Redemption, and any rights or obligations of the FNF Group or the Splitco Group existing thereunder shall be fully and finally settled without any payment by any party thereto.  Following the Redemption, the parties hereto shall cooperate with each other to terminate all Regulatory Agreements and to make all regulatory filings necessary in connection therewith.

(b)           If following the Redemption, any member of the FNF Group or the Splitco Group, as applicable, is required to make any payment to a member of the other group pursuant to any Regulatory Agreement (a “Regulatory Payment”), the party hereto that is a member of the same group as the recipient of the Regulatory Payment shall promptly make a payment to the

11

other party hereto in an amount equal to the Regulatory Payment (a “Repayment”) so that each group, on a consolidated basis, will be in the same economic position that such group would be in if this Agreement were the only tax sharing or tax allocation agreement or arrangement between or among the members of the FNF Group and the members of the Splitco Group. Any obligation of either party to make a Repayment may be satisfied, in whole or in part, through offsetting the obligation to make a Repayment against any entitlement of such party to receive payment from the other party pursuant to any provision of this Agreement.

6.2          Specific Performance.  Each party hereto hereby acknowledges that the benefits to the other party of the performance by such party of its obligations under this Agreement are unique and that the other party hereto is willing to enter into this Agreement only in reliance that such party will perform such obligations, and agrees that monetary damages may not afford an adequate remedy for any failure by such party to perform any of such obligations. Accordingly, each party hereby agrees that the other party will have the right to enforce the specific performance of such party’s obligations hereunder and irrevocably waives any requirement for securing or posting of any bond or other undertaking in connection with the obtaining by the other party of any injunctive or other equitable relief to enforce their rights hereunder.

6.3          No Third-Party Beneficiary Rights.  Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

6.4          Notices.  All notices and other communications hereunder shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

If to FNF, to:

Fidelity National Financial, Inc.
601 Riverside Avenue

Jacksonville, Florida 32204
Attention:  General Counsel

Facsimile:  (904) 633-3055

12

If to Splitco, to:

Cannae Holdings, Inc.
1701 Village Center Circle

Las Vegas, Nevada 89134

Attention: General Counsel
Facsimile: (702) 323-7334

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

6.5          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.

(b)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.5, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.4 shall be deemed effective service of process on such party.

(c)           EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER

13

BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

6.7          Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.  Any consent provided under this Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

6.8          No Strict Construction; Interpretation.

(a)           The parties hereto each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

(b)           When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article of, or a Section of, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the

14

masculine as well as to the feminine and neutral genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns and references to a party means a party to this Agreement.

6.9          Headings.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

6.10        Counterparts.  This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement. The Agreement may be delivered by facsimile transmission or email scan transmission of a signed copy thereof.

6.11        Confidentiality.  Each of FNF and Splitco shall hold, and each of the FNF Group and the Splitco Group shall use its reasonable best efforts to hold, in strict confidence all information concerning the other party obtained by it prior to the Redemption Date or furnished to it by such other party pursuant to this Agreement pursuant to and in accordance with the terms of Section 4.5 of the Reorganization Agreement.

6.12        Dispute Resolutions.  Resolution of any and all disputes between the parties arising under this Agreement that relates to any provision of Tax Law shall be settled by a nationally recognized accounting firm mutually acceptable to the parties, and the resolution of such accounting firm shall be binding on the parties.  Each of FNF and Splitco shall bear half of the fees, costs and expenses of the accounting firm.

6.13        Effective Date.  This Agreement shall become effective only upon the occurrence of the Redemption.

15

The parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.

By:
Name:
Title:

CANNAE HOLDINGS, INC.

By:
Name:
Title:

1

Exhibit F

Form of Voting Agreement

[See attached.]

2

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of [•] (this “Agreement”), is by and between FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (“FNF”), and CANNAE HOLDINGS, INC., a Delaware corporation (“Splitco”).

RECITALS:

WHEREAS, subject to the receipt of the approval of the shareholders of FNFV Common Stock and the satisfaction or, where applicable, waiver of certain other conditions, FNF will, pursuant to that certain Reorganization Agreement, dated as of [•] (the “Reorganization Agreement”), by and between FNF and Splitco, complete the Split-Off (as defined in the Reorganization Agreement);

WHEREAS, pursuant to the Reorganization Agreement and prior to the consummation of the Redemption (as defined in the Reorganization Agreement), FNF will, or will have caused its Subsidiaries to take, all actions that are necessary or appropriate to implement and accomplish the subscription for an aggregate of [•] shares of Splitco Common Stock (as defined in the Reorganization Agreement) by certain Subsidiaries of FNF for a payment as consideration in cash in an aggregate amount of $100,000,000 to Splitco (the “Subscription”, and such shares owned by FNF or its Subsidiaries, collectively, pursuant to the Subscription, the “FNF Splitco Shares”); and

WHEREAS, Splitco and FNF desire to enter this Agreement in order to set forth certain obligations of FNF relating to Splitco, the Splitco Common Stock and the FNF Splitco Shares following the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, each of the parties hereby agree as follows:

1.1          Certain Definitions.

(a)           As used in this Agreement and the schedules hereto, “Beneficial Owner” and “Beneficial Ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rules.

(b)           For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Reorganization Agreement.

3

1.2          Agreement to Vote FNF Splitco Shares and Related Matters.

(a)           Voting Splitco Common Shares.  From and after the Effective Time and until the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of Splitco however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, FNF shall appear at such meeting of stockholders or otherwise cause the FNF Splitco Shares to be counted as present thereat for the purpose of establishing a quorum, and vote all of the FNF Splitco Shares (or cause them to be voted) or (as appropriate) execute (or cause to be executed) written consents in respect thereof, in the same manner as, and in the same proportion to, all shares voted by holders of Splitco Common Stock (other than FNF and its Subsidiaries) at any such meeting of the stockholders of Splitco or under any such other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) is sought by or from the stockholders of Splitco.  Any such vote shall be cast (or consent shall be given) by FNF or its Subsidiaries, as applicable, in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b)           Additional Shares.  In the event of any stock split, stock dividend or other change in the capital structure of Splitco affecting the Splitco Common Stock, the number of shares of Splitco Common Stock constituting the FNF Splitco Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall be deemed amended and shall attach to any additional shares of Splitco Common Stock.

1.3          Covenants.

(a)           From the date hereof until the termination of this Agreement in accordance with its terms, FNF shall not, and shall cause its Subsidiaries not to, directly or indirectly, (i) other than pursuant to Section 1.2 of this Agreement, deposit any FNF Splitco Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any FNF Splitco Shares, (ii) take any action that would have the effect of preventing or materially delaying FNF from performing any of its obligations under this Agreement, or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 1.3(a);

(b)           Each party hereto hereby further agrees that it shall not take any action or enter into any agreement restricting or limiting in any material respect its ability to timely and fully to perform all of its material obligations under this Agreement.

1.4          Representations and Warranties of FNF.

(a)           FNF hereby represents and warrants that:

(i)            Authorization and Validity of Agreement.  FNF has all requisite power and authority to execute, deliver and perform its obligations under this

4

Agreement.  The execution, delivery and performance by FNF of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and, to the extent required by law, its stockholders, and no other corporate or other action on its part is necessary to authorize the execution and delivery by FNF of this Agreement, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by FNF and each is, or will be, a valid and binding obligation of FNF, enforceable in accordance with its terms.

(ii)           No Approvals or Notices Required; No Conflict with Instruments.  The execution, delivery and performance by FNF of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation of any Lien (as defined below) upon any of its assets pursuant to the terms of, the charter or bylaws (or similar formation or governance instruments) of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its assets are bound, or any law, rule, regulation, or Order of any court or Governmental Authority having jurisdiction over it or its properties.

(iii)          Ownership of Shares.  Upon completion of the Split-Off, FNF and its Subsidiaries, as applicable, will be the Beneficial Owner(s) of the FNF Splitco Shares, in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever with respect to the ownership, transfer or other voting of such FNF Splitco Shares (collectively, “Liens”), other than encumbrances created by this Agreement and any restrictions on transfer under applicable federal and state securities laws.

1.5          Representations and Warranties of Splitco.

(a)           Splitco hereby represents and warrants that:

(i)            Authorization and Validity of Agreement.  Splitco has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance by Splitco of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and, to the extent required by law, its stockholders, and no other corporate or other action on its part is necessary to authorize the execution and delivery by Splitco of this Agreement, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by Splitco and each is, or

5

will be, a valid and binding obligation of Splitco, enforceable in accordance with its terms.

(ii)           No Approvals or Notices Required; No Conflict with Instruments.  The execution, delivery and performance by Splitco of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation of any Lien upon any of its assets pursuant to the terms of, the charter or bylaws (or similar formation or governance instruments) of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its assets are bound, or any law, rule, regulation, or Order of any court or Governmental Authority having jurisdiction over it or its properties.

1.6          Term; Termination.

Following the Effective Time, this Agreement shall terminate automatically, without further action of the parties hereto, upon the date on which FNF and its Subsidiaries no longer Beneficially Own shares of Splitco Common Stock.  No party hereto will be relieved from any liability for breach of this Agreement by reason of such termination.

1.7          Miscellaneous.

(a)           Expenses.  Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(b)           Further Assurances.  At any time before or after the Closing, each party hereto covenants and agrees to make, execute, acknowledge and deliver such instruments, agreements, consents, assurances and other documents, and to take all such other commercially reasonable actions, as any other party may reasonably request and as may reasonably be required in order to carry out the purposes and intent of this Agreement and to implement the terms hereof.

(c)           Specific Performance.  Each party hereto hereby acknowledges that the benefits to the other party of the performance by such party of its obligations under this Agreement are unique and that the other party hereto is willing to enter into this Agreement only in reliance that such party will perform such obligations, and agrees that monetary damages may not afford an adequate remedy for any failure by such party to perform any of such obligations.  Accordingly, each party hereby agrees that the other party will have the right to enforce the specific performance of such party’s obligations hereunder and irrevocably waives any requirement for securing or posting of any bond or other undertaking in connection with the obtaining by the other party of any injunctive or other equitable relief to enforce their rights hereunder.

6

(d)           No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

(e)           Notices.  All notices and other communications hereunder shall be in writing and shall be delivered in person, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered in person, or when so received by facsimile or courier, or, if mailed, three (3) calendar days after the date of mailing, as follows:

if to FNF or any of its Subsidiaries:   Fidelity National Financial, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Facsimile (702) 234-3251
Attention: General Counsel

if to Splitco:   Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, Nevada 89134
Facsimile (702) 234-3251
Attention: General Counsel

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in the manner set forth above.

(f)            Entire Agreement.  This Agreement and the Reorganization Agreement (including the Exhibits and Schedules attached hereto and thereto) embodies the entire understanding among the parties relating to the subject matter hereof and thereof and supersedes and terminates any prior agreements and understandings among the parties with respect to such subject matter, and no party to this Agreement shall have any right, responsibility or Liability under any such prior agreement or understanding. Any and all prior correspondence, conversations and memoranda are merged herein and shall be without effect hereon.  No promises, covenants or representations of any kind, other than those expressly stated herein and in the other agreements referred to above, have been made to induce either party to enter into this Agreement.

(g)           Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h)           Governing Law; Jurisdiction; Waiver of Jury Trial.

7

(i)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction.

(ii)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 1.7(h), (B) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable Law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 1.7(e) shall be deemed effective service of process on such party.

(iii)          EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION,

8

ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(i)            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

(j)            Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.  Any consent provided under this Agreement must be in writing, signed by the party against whom enforcement of such consent is sought.

(k)           No Strict Construction; Interpretation.

(i)            The parties hereto each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

(ii)           When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine

9

and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to agreements and instruments include all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns and references to a party means a party to this Agreement.

(l)            Headings.  The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(m)          Counterparts.  This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement.  The Agreement may be delivered by facsimile or email scan transmission of a signed copy thereof.

[Signature Page Follows]

10

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

FIDELITY NATIONAL FINANCIAL, INC.

By:
Name:
Title:

CANNAE HOLDINGS, INC.

By:
Name:
Title: